                                                                    EXHIBIT 10.2

                                 $100,000,000


                               CREDIT AGREEMENT

                          DATED AS OF APRIL 25, 1997

                                     AMONG

                   NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                  AS BORROWER
                                  -- --------

                        NATIONAL GOLF PROPERTIES, INC.,

                                AS A GUARANTOR,
                                -- -----------

                        THE LENDER PARTIES NAMED HEREIN

                               AS LENDER PARTIES
                               -----------------

                                      AND

                          NATIONSBANK OF TEXAS, N.A.

                                   AS AGENT
                                   -- -----

                               TABLE OF CONTENTS

     SECTION                                                                                                          PAGE
     -------                                                                                                          ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS



     SECTION 1.01.  Certain Defined Terms................................................................................1
     SECTION 1.02.  Computation of Time Periods.........................................................................15
     SECTION 1.03.  Accounting Terms....................................................................................15
     SECTION 1.04.  Other Definitional Provisions.......................................................................15

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  Revolving Advances..................................................................................15
     SECTION 2.02.  Making the Advances.................................................................................15
          (a) Initial Revolving Borrowings..............................................................................16
          (b) Subsequent Revolving Borrowings...........................................................................16
          (c) Advances by Lenders.......................................................................................16
          (d) Disbursement of Advances..................................................................................17
          (e) Nature of Lenders' Obligations............................................................................17
     SECTION 2.03.  Repayment...........................................................................................17
          (a) Revolving Advances........................................................................................17
          (b) L/C Advances..............................................................................................17
     SECTION 2.04.  Reduction of the Commitments........................................................................17
          (a) Optional Reductions.......................................................................................17
          (b) Mandatory Reductions of the Commitments...................................................................17
          (c) Automatic Reductions of the L/C Sublimit..................................................................17
      SECTION 2.05.  Prepayments........................................................................................17
          (a) Optional Prepayments......................................................................................18
          (b) Mandatory Prepayments.....................................................................................18
               (i)   Excess Advances....................................................................................18
               (ii)  Net Cash Proceeds..................................................................................18
               (iii) L/C Cash Collateral................................................................................18
               (iv) Prepayments of Revolving Advances and L/C Advances..................................................18
          (c) Interest Payable on Amounts Prepaid.......................................................................19
     SECTION 2.06.  Interest............................................................................................19
          (a) Interest on Base Rate Advances............................................................................19
          (b) Interest Periods for Eurodollar Rate Advances.............................................................19
          (c) Interest on Eurodollar Rate Advances......................................................................20
          (d) Default Interest..........................................................................................20
          (e) Suspension of Eurodollar Rate Advances....................................................................20
               (i)   Illegality.........................................................................................20
               (ii)  Other Circumstances................................................................................21
               (iii) Suspension on Event of Default.....................................................................21
               (iv)  Lenders' Obligation to Notify Agent................................................................21
     SECTION 2.07.  Fees................................................................................................21
          (a) Commitment Fees...........................................................................................21


                               TABLE OF CONTENTS

SECTION                                                                  PAGE
-------                                                                  ----

          (b)  L/C Fees.................................................   21
          (c)  Agent's Fees.............................................   22
          (d)  Absolute Obligation......................................   22
SECTION 2.08.  Increased Costs, Etc.....................................   22
          (a)  Increased Costs..........................................   22
          (b)  Capital Requirements.....................................   22
SECTION 2.09.  Payments and Computations................................   22
          (a)  Payments by Borrower.....................................   23
          (b)  Computations.............................................   23
          (c)  Payments Assumed.........................................   23
          (d)  Application of Payments Specified by the Borrower........   23
          (e)  Application of Payments Not Otherwise Specified..........   24
          (f)  Payments on Business Days................................   24
          (g)  Payments From Borrower's Accounts........................   24
          (h)  Certain Terms............................................   24
SECTION 2.10.  Taxes....................................................   24
          (a)  Withholding Taxes........................................   24
          (b)  Other Taxes..............................................   25
          (c)  Indemnification..........................................   25
          (d)  Evidence of Payment......................................   25
          (e)  Foreign Lenders..........................................   25
          (f)  Failure to Provide Forms.................................   26
          (g)  Change of Applicable Lending Office......................   26
          (h)  Survival.................................................   26
SECTION 2.11.  Sharing of Payments, Etc.................................   26
SECTION 2.12.  Use of Proceeds..........................................   27
SECTION 2.13.  Evidence of Debt.........................................   27
          (a)  Maintenance of Accounts by Lenders.......................   27
          (b)  Maintenance of Accounts by Agent.........................   27

                                  ARTICLE III
                     AMOUNTS AND TERMS OF LETTERS OF CREDIT

SECTION 3.01.  The Letter of Credit Subfacility.........................   27
SECTION 3.02.  Issuance of Letters of Credit............................   28
          (a)     Notice of Issuance....................................   28
          (b)     Conditions to Issuance................................   28
          (c)     Reports by L/C Bank...................................   28
SECTION 3.03.  Drawing and Reimbursement................................   28
SECTION 3.04.  Obligations Absolute.....................................   29
SECTION 3.05.  Letter of Credit Compensation............................   30
SECTION 3.06.  Use of Letters of Credit.................................   31

                               TABLE OF CONTENTS


SECTION                                                                    PAGE
-------                                                                    ----

                                  ARTICLE IV
                             CONDITIONS OF LENDING

SECTION 4.01.  Conditions Precedent to Initial Extension of Credit.........   31
SECTION 4.02.  Conditions Precedent to Each Revolving Borrowing and
                Issuance...................................................   34

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Representations and Warranties of the Borrower..............   34
     (a)   Incorporation, Qualification, Corporate Power and Authority.....   34
     (b)   Equity Interests................................................   35
     (c)   Authorization; No Conflict or Violation; Compliance with Laws...   35
     (d)   Approvals and Consents..........................................   35
     (e)   Enforceability..................................................   36
     (f)   Financial Statements............................................   36
     (g)   Disclosure......................................................   36
     (h)   Litigation......................................................   36
     (i)   Use of Proceeds.................................................   37
     (j)   Pension Plans...................................................   37
     (k)   No Adverse Conditions...........................................   38
     (l)   Compliance with Environmental Laws..............................   38
     (m)   Tax Information.................................................   38
     (n)   No Investment Company...........................................   38
     (o)   Solvency........................................................   39
     (p)   Debt of the Loan Parties and their Subsidiaries.................   39
     (q)   Investments.....................................................   39
     (r)   Other Agreements................................................   40
     (s)   Agreements Less Restrictive.....................................   40

                                   ARTICLE VI
                           COVENANTS OF THE BORROWER

SECTION 6.01.  Affirmative Covenants.......................................   40
     (a)   Compliance with Laws, Etc.......................................   40
     (b)   Payment of Taxes, Etc...........................................   40
     (c)   Compliance with Environmental Laws..............................   40
     (d)   Maintenance of Insurance........................................   41
     (e)   Preservation of Existence, Etc..................................   41
     (f)   Visitation Rights...............................................   41
     (g)   Keeping of Books................................................   41
     (h)   Maintenance of Properties, Etc..................................   41
     (i)   Transactions with Affiliates....................................   41

                              TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    -----
     (j)    Additional Loan Parties.......................................................    42
SECTION 6.02.  Negative Covenants.........................................................    42
     (a)    Liens, Etc....................................................................    42
     (b)    Debt..........................................................................    42
     (c)    Mergers, Etc..................................................................    43
     (d)    Sales, Etc. of Assets.........................................................    43
     (e)    Investments in Other Persons..................................................    44
     (f)    Distributions, Etc............................................................    44
     (g)    Change in Nature of Business..................................................    45
     (h)    Amendments to Formation Documents.............................................    45
     (i)    Accounting Changes............................................................    45
     (j)    Payment Restrictions Affecting Subsidiaries...................................    45
     (k)    Partnerships..................................................................    45
     (l)    Certain Covenants Regarding Other Credit Agreements of the
            Borrower and its Subsidiaries.................................................    46
     (m)    Prepayments, Etc. of Debt.....................................................    46
     (n)    Negative Pledge...............................................................    46
SECTION 6.03.  Reporting Requirements.....................................................    46
     (a)    Default Notice................................................................    46
     (b)    Quarterly Financials..........................................................    46
     (c)    Annual Financials.............................................................    47
     (d)    Annual Forecasts..............................................................    47
     (e)    ERISA Events..................................................................    47
     (f)    Plan Terminations.............................................................    47
     (g)    Plan Annual Reports...........................................................    47
     (h)    Multiemployer Plan Notices....................................................    47
     (i)    Litigation....................................................................    48
     (j)    Press Releases; Securities Reports............................................    48
     (k)    Creditor Reports..............................................................    48
     (l)    Environmental Conditions......................................................    48
     (m)    Partnerships..................................................................    48
     (n)    Other Information.............................................................    48
SECTION 6.04.  Financial Covenants........................................................    48
     (a)    Consolidated Tangible Net Worth...............................................    48
     (b)    Consolidated Funded Debt to Consolidated Total Capitalization Ratio...........    49
     (c)    Fixed Charge Coverage Ratio...................................................    49

                                  ARTICLE VII
                               EVENTS OF DEFAULT

SECTION 7.01.  Events of Default..........................................................    49
SECTION 7.02.  Actions in Respect of the Letters of Credit Upon Default...................    51

                               TABLE OF CONTENTS

SECTION                                                PAGE
-------                                                ----

                                 ARTICLE VIII
                                   THE AGENT

     SECTION 8.01.  Authorization and Action..........   52
     SECTION 8.02.  Agent's Reliance, Etc.............   52
     SECTION 8.03.  NationsBank and Affiliates........   52
     SECTION 8.04.  Lender Credit Decision............   53
     SECTION 8.05.  Indemnification...................   53
     SECTION 8.06.  Successor Agents..................   53

                                   ARTICLE IX
                                 MISCELLANEOUS

      SECTION 9.01.  Amendments, Etc..................   54
      SECTION 9.02.  Notices, Etc.....................   54
      SECTION 9.03.  No Waiver; Remedies..............   55
      SECTION 9.04.  Costs and Expenses...............   55
      SECTION 9.05.  Right of Set-off.................   56
      SECTION 9.06.  Binding Effect...................   56
      SECTION 9.07.  Assignments and Participations...   56
      SECTION 9.08.  Governing Law....................   59
      SECTION 9.09.  Execution in Counterparts........   59
      SECTION 9.10.  Confidentiality..................   59
      SECTION 9.11.  No Liability of the L/C Bank.....   59
      SECTION 9.12.  Waiver of Jury Trial.............   59

                             SCHEDULES AND EXHIBITS


Schedules
---------

Schedule I        Commitments, Eurodollar and Domestic Lending Offices of the
                  Lenders
Schedule 4.01(a)  Surviving Debt
Schedule 5.01(b)  Capital Stock
Schedule 5.01(p)  Existing Debt
Schedule 5.01(q)  Existing Investments
Schedule 5.01(r)  Other Agreements
Schedule 6.02(a)  Existing Liens

Exhibits
--------

Exhibit A    Form of Notice of Borrowing
Exhibit B    Form of Notice of Issuance
Exhibit C    Form of Note
Exhibit D    Form of Assignment and Acceptance
Exhibit E    Form of NGP Guaranty
Exhibit F    Form of Subsidiary Guaranty
Exhibit G-1 Form of Opinion of Borrower's and NGP's California Counsel Exhibit G-2 Form of Opinion of NGP's Maryland Counsel
Exhibit H    Form of Amendment to Subsidiary Guaranty

                               CREDIT AGREEMENT

          CREDIT AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of April 25, 1997, among
                                  ---------
NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the

"BORROWER"), NATIONAL GOLF PROPERTIES, INC., a Maryland corporation and the
---------
general partner of the Borrower ("NGP"), the financial institutions and other entities listed on the signature pages hereof as Lenders (the "INITIAL
                                                               -------
LENDERS"), and NATIONSBANK OF TEXAS, N.A. ("NATIONSBANK"), as L/C Bank (as
-------                                     -----------
hereinafter defined) and as agent (in such capacity, together with any successor in such capacity appointed pursuant to Article VII, the "AGENT") for the Lender
                                                         -----
Parties (including the L/C Bank) hereunder.

                             PRELIMINARY STATEMENTS

          (1) The Borrower has requested, on the terms and conditions set forth herein, (a) that the Lenders make Revolving Advances (as hereinafter defined) to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the aggregate Commitments (as hereinafter defined) of the Lenders (less the aggregate amount of Letter of Credit Obligations outstanding at such time) and (B) that the L/C Bank issue Letters of Credit (as hereinafter defined) for the account of the Borrower from time to time in an aggregate Available Amount (as hereinafter defined) not to exceed at any time outstanding the L/C Sublimit (as hereinafter defined).

          (2) NGP, in order to induce the making of the Revolving Advances by the Lenders and the Issuance (as hereinafter defined) by the L/C Bank of any Letters of Credit, has agreed to become a party to this Agreement and to be subject to certain provisions hereof as more fully set forth herein.

          (3) Subject to the terms and conditions set forth in this Agreement,
(a) the Lenders have agreed severally to make such Revolving Advances to the Borrower, and (b) the L/C Bank has agreed to issue such Letters of Credit for the account of the Borrower.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  CERTAIN DEFINED TERMS.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVANCE" means a Revolving Advance or an L/C Advance.
           -------

          "AFFILIATE" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "AGENT" has the meaning specified in the recital of parties to this
           -----
Agreement.

          "AGENT'S ACCOUNT" means the account of the Agent maintained by the
           ---------------
Agent with NationsBank at its office at 901 Main Street, Dallas, Texas 75202, Account No. 129-2000-883, Attention: Marie Lancaster, Reference: National Golf Operating Partnership, L.P.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "APPLICABLE MARGIN" means, as of any date, a percentage per annum
           -----------------
determined by reference to the Debt Rating in effect on such date as set forth below:

Debt Rating                   Applicable Margin for Base      Applicable Margin for
S&P/Moody's                          Rate Advances           Eurodollar Rate Advances

Level 1                                   .0%                         .50%
-------

BBB+ or Baa1 or above

Level 2                                   .0%                        .625%
-------

BBB or Baa2

Level 3                                   .0%                         .75%
-------

BBB- or Baa3

Level 4                                    0%                       1.125%
-------

Unrated or Below BBB- or
Baa3


          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance
              --------------------------
entered into by a Lender and Eligible Assignee, and accepted by the Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.

          "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the
           ----------------
maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BANK HEDGE AGREEMENT" means any Hedge Agreement entered into by and
           --------------------
between the Borrower and any Lender.

          "BASE RATE" means a fluctuating interest rate per annum in effect from
           ---------
time to time, which rate per annum shall at all times be equal to the highest of: (a) the rate of interest announced publicly by NationsBank from time to time as NationsBank's prime rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance that bears interest as provided
           -----------------
in Section 2.06(a).

          "BORROWER" has the meaning set forth in the recital of parties to this
           --------
Agreement.

          "BORROWER PARTNERSHIP AGREEMENT" means the Agreement of Limited
           ------------------------------
Partnership of the Borrower dated as of August 18, 1993 among NGP, as general partner, and the limited partners party thereto, as amended by that certain Amendment dated as of July 25, 1996 and that certain Second Amendment dated as of July 29, 1996, as such agreement may be further amended, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

          "BORROWER'S ACCOUNT" means the account of the Borrower maintained by
           ------------------
the Borrower with Bank of America National Trust and Savings Association at its office at 2049 Century Park East, Suite 300, Los Angeles, California 90067, Account No. 14179-03625, or at such other account as the Borrower shall notify the Agent in writing from time to time.

          "BUSINESS DAY" means a day of the year on which banks are not required
           ------------
or authorized by law to close in Los Angeles, California or Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CAPITALIZED LEASES" has the meaning specified in clause (e) of the
           ------------------
definition of Debt.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by
           ----------------
the Borrower free and clear of all Liens and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion or (c) commercial paper (other than commercial paper issued by or on behalf of NGP or any of its Affiliates) in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended or supplemented from time to time, and the regulations promulgated pursuant thereto.

          "CLOSING DATE" means the date on which each of the conditions in
           ------------
Section 4.01 is satisfied or waived.

          "COMMITMENT" means, (i) with respect to any Lender listed on Schedule
           ----------
I hereto, the amount set forth opposite such Lender's name on Schedule I under the caption "Commitment," (ii) with respect to any Lender not listed on Schedule I hereto, the amount set forth in the Assignment and Acceptance pursuant to which such Person became a Lender hereunder, or (iii) if any of such Lenders has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c) as such Lender's "Commitment", in the case of each of the foregoing clauses (i),
(ii) and (iii), as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "COMMITMENT FEE PERCENTAGE" means, as of any date, a percentage per
           -------------------------
annum determined by reference to the Debt Rating as set forth below:

Debt Rating                    Commitment Fee
S&P/Moody's

Level 1                             .15%
-------

BBB+ or Baa1 or above

Level 2                            .175%
-------

BBB or Baa2

Level 3                             .20%
-------

BBB- or Baa3

Level 4                             .25%
-------

Unrated or Below BBB- or
Baa3


          "CONFIDENTIAL INFORMATION" means information that NGP or the Borrower
           ------------------------
furnishes to the Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Agent or such Lender Party from a source other than NGP or the Borrower that (i) is not, to the Agent's or such Lender Party's actual knowledge, acting in violation of a confidentiality agreement with NGP or the Borrower or (ii) was not, to the Agent's or such Lender Party's actual knowledge, otherwise acting improperly in obtaining such information.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance
           ------------
with GAAP.

          "CONSOLIDATED FUNDED DEBT" means, for any Person, as of any time of
           ------------------------
determination, all Funded Debt of such Person and its Subsidiaries at such time determined on a Consolidated basis.

          "CONSOLIDATED INTEREST EXPENSE" means, for any Person for any period,
           -----------------------------
total interest expense (including the interest component of Capitalized Leases) of such Person and its Subsidiaries on a Consolidated basis for such period in conformity with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financings or letters of credit and net costs under Hedge Agreements, but excluding (i) charges in such period for the amortization or write-off of capitalized amounts payable pursuant to the Fee Letter, and (ii) other expenses relating to the negotiation and preparation of, and the Initial Extension of Credit under, this Agreement.

          "CONSOLIDATED NET INCOME" means, for any Person for any period, the
           -----------------------
net earnings (or loss) after taxes of such Person and its Subsidiaries on a Consolidated basis determined for such period in conformity with GAAP.

          "CONSOLIDATED NET TANGIBLE ASSETS" means, for any Person, the total
           --------------------------------
assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP minus goodwill and any other items that are classified as
                     -----
intangibles in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, for any Person, the excess of (i) the
           ----------------------
total assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, over (ii) all liabilities (including, without limitation, minority interest) of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" means, for any Person, the excess of
           -------------------------------
(i) the Consolidated Net Tangible Assets of such Person, over (ii) all liabilities (including, without limitation, minority interest) of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, for any Person, as of any
           ---------------------------------
time of determination, the sum of (i) Consolidated Funded Debt of such Person, and (ii) Consolidated Net Worth of such Person, in each case, as of such time.

          "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of
           ----------    -------       ---------
Advances of one Interest Type into Advances of the other Interest Type pursuant to Section 2.06.

          "CURRENCY HEDGING AGREEMENTS" means currency swap agreements, currency
           ---------------------------
future or option contracts and other similar agreements.

          "DEBT" of any Person means, without duplication, (a) all indebtedness
           ----
of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that are required, in accordance with GAAP, to be recorded as capital leases ("CAPITALIZED LEASES"), (f) all Obligations,
                                   ------------------
contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) the maximum amount of all Obligations of such Person in respect of Hedge Agreements calculated in accordance with accepted practice, (i) all Debt of others referred to in clauses
(a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered, but excluding any arrangement with respect to which capital improvements are to be completed by a Golf Course Operator (unless and until such improvements are actually completed)) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (it being understood that, for purposes of this clause (j), the principal amount of such Debt attributed to such Person shall be the fair market value of such property).

          "DEBT RATING" means, as of any date, the higher of the ratings that
           -----------
have been most recently announced by either S&P or Moody's, as the case may be, for (i) debt of the Borrower evidenced by this Agreement or (ii) if no debt of the Borrower evidenced by this Agreement has been rated by S&P or Moody's, then any class of long-term senior unsecured non-credit enhanced debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Debt Rating, the Applicable Margin and the Commitment Fee Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Debt Rating, the Applicable Margin and the Commitment Fee Percentage will be set in accordance with Level 4 under the definition of "APPLICABLE MARGIN" or
                                                 -----------------
"COMMITMENT FEE PERCENTAGE", as the case may be; (c) if any rating established
--------------------------
by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "DEFAULT" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DEFAULT RATE" has the meaning specified in Section 2.06(d).
           ------------

          "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership
           ------------
Act, as amended.

          "DISTRIBUTION" means, as to any Person, any dividend or distribution
           ------------
to its shareholders, partners or members as such.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as such Lender may from time to time specify to the Borrower and the Agent.

          "EBIDA" means, for any period, net income (or net loss) plus, to the
           -----                                                  ----
extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) depreciation expense and (c) amortization expense, in each case determined in accordance with GAAP for such period.

          "ELIGIBLE ASSIGNEE" means (a) any Lender and any Affiliate of any
           -----------------
Lender, and (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing (or, in the case of the Borrower, deemed approved as provided below) by the Borrower (except that no such approval of the Borrower shall be required if an Event of Default has occurred and is continuing) and the Agent as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be
                   --------
unreasonably withheld, and provided, further, that if the Borrower is requested
                           --------  -------
at any time to approve any Person as an Eligible Assignee hereunder and the Agent has not received written notice from the Borrower, within five Business Days of such request, that the Borrower does not approve such Person as an Eligible Assignee, the Borrower shall be deemed to have approved such Person as an Eligible Assignee.

          "ENVIRONMENTAL ACTION" means any administrative, regulatory or
           --------------------
judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any federal, state or local law, rule,
           -----------------
regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification
           --------------------
number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" of any Person means any other Person that for
           ---------------
purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" with respect to any Person means (a) the occurrence of a
           -----------
reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D
           ------------------------
of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as such Lender may from time to time specify to the Borrower and the Agent.

          "EURODOLLAR RATE" means, for any Eurodollar Rate Advance for any
           ---------------
Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If for any reason the rate described in the foregoing clause (a) is not available at the time of determination of the Eurodollar Rate for any Eurodollar Rate Advances for any Interest Period, the term "Eurodollar Rate" shall mean, for any such Eurodollar Rate Advances for any such Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters Screen LIBO
 --------  -------
Page, the applicable rate shall be the arithmetic mean of all such rates) by
(ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as
           -----------------------
provided in Section 2.06(c).

          "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period
           ----------------------------------
for any Eurodollar Rate Advance, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.
           -----------------

          "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of
           -------------------------
September 29, 1993 between the Borrower and Bank of America National Trust and Savings Association.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain fee letter dated January 22, 1997
           ----------
between the Borrower and NationsBank, individually and as Agent.

          "FUNDED DEBT" of any Person means Debt in respect of the Advances, in
           -----------
the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "GOLF COURSE OPERATOR" means, with respect to any property of any Loan
           --------------------
Party or any Subsidiary of any Loan Party, each Person which operates all or any portion of such property operated or intended to be operated as a golf course.

          "GUARANTOR" means each Subsidiary Guarantor and NGP.
           ---------

          "GUARANTY" means the NGP Guaranty and the Subsidiary Guaranty.
           --------

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products,
           -------------------
natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "HEDGE AGREEMENTS" means Interest Rate Contracts and Currency Hedging
           ----------------
Agreements.

          "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).
           -----------------

          "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the
           ---------------------------
initial Revolving Borrowing and the initial issuance of a Letter of Credit hereunder.

          "INITIAL LENDERS" has the meaning specified in the recital of parties
           ---------------
to this Agreement.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTEREST PERIOD" has the meaning specified in Section 2.06(b).
           ---------------

          "INTEREST RATE CONTRACTS" means interest rate swap, cap or collar
           -----------------------
agreements, interest rate future or option contracts and other similar agreements.

          "INTEREST TYPE" refers to the distinction between Advances bearing
           -------------
interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVESTMENT" in any Person means any loan or advance to such Person,
           ----------
any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in
                                                                      ----
respect of such Person.

          "ISSUE" means, with respect to any Letter of Credit, either issue such
           -----
Letter of Credit, extend the expiry of such Letter of Credit (other than any such extension occurring pursuant to the terms of such Letter of Credit), renew such Letter of Credit (other than any such renewal occurring pursuant to the terms of such Letter of Credit), or increase the amount of such Letter of Credit, and the terms "Issued", "Issuing", and "Issuance" shall have
                       ------    -------        --------
corresponding meanings.

          "LENDER" means the Initial Lenders and each Eligible Assignee that
           ------
shall become a party hereto pursuant to Section 9.07.

          "LENDER PARTY" means any Lender or the L/C Bank.
           ------------

          "L/C ADVANCE" means a payment made by the L/C Bank under a Letter of
           -----------
Credit.

          "L/C BANK" means NationsBank.
           --------

          "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Section
           ---------------------------
7.02.

          "L/C RELATED DOCUMENTS" has the meaning specified in Section 3.04(a).
           ---------------------

          "L/C SUBLIMIT" means $10,000,000, as such amount may be reduced
           ------------
pursuant to Section 2.04.

          "LETTER OF CREDIT" means each letter of credit issued hereunder.
           ----------------

          "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section
           --------------------------
3.02(a).

          "LETTER OF CREDIT OBLIGATIONS" means, as of any date of determination
           ----------------------------
with respect to any Letter of Credit, the sum of (a) the then outstanding Available Amount of such Letter of Credit, and (b) the aggregate amount of the Unreimbursed Letter of Credit Liability thereunder.

          "LIEN" means any lien, security interest or other charge or
           ----
encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "LOAN DOCUMENTS" means this Agreement, the Notes, each Guaranty, each
           --------------
Letter of Credit Agreement, and each Bank Hedge Agreement.

          "LOAN PARTIES" means the Borrower, NGP and each Subsidiary Guarantor.
           ------------

          "MARGIN STOCK" has the meaning specified in Regulation U.
           ------------

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations, performance, properties or prospects of NGP and the Borrower or of NGP and the Borrower and their respective Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "MATERIAL SUBSIDIARY" means at any time (i) any Subsidiary of the
           -------------------
Borrower into which the Borrower makes an Investment, or otherwise sells or transfers assets or property, in each case in an amount in excess of $15,000,000 for any such Subsidiary and $25,000,000 in the aggregate for all such Subsidiaries and (ii) each Subsidiary which is acquired or formed or into which an additional Investment is made by the Borrower at a time when the $25,000,000 threshold for Investments in, or other sales or transfers to, Subsidiaries referred to in clause (i) above shall have been exceeded; provided, that Royal
                                                          --------
Golf is not a Material Subsidiary.

          "MOODY'S" means Moody's Investors Services, Inc. or any successor by
           -------
merger or consolidation to its business.

          "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NATIONSBANK" has the meaning set forth in the recital of parties to
           -----------
this Agreement.

          "NET CASH PROCEEDS" means, with respect to any sale, transfer or other
           -----------------
disposition of any asset (excluding any leases of golf courses and related assets to Golf Course Operators in the ordinary course of business) or the sale or issuance of any Debt or capital stock, or any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a direct result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case with respect to the foregoing clauses
(a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "NGP" has the meaning set forth in the recital of parties to this
           ---
Agreement.

          "NGP GUARANTY" has the meaning specified in Section 4.01(g)(viii).
           ------------

          "NOTE" means a promissory note of the Borrower payable to the order of
           ----
any Lender, in substantially the form of Exhibit C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

          "NOTICE OF BORROWING" means a notice in substantially the form of
           -------------------
Exhibit A.

          "NOTICE OF ISSUANCE" means a notice in substantially the form of
           ------------------
Exhibit B.

          "OBLIGATION" means, with respect to any Person, any obligation of such
           ----------
Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any

Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OPEN YEAR" has the meaning specified in Section 5.01(m)(ii).
           ---------

          "OTHER TAXES" has the meaning specified in Section 2.10(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "PERMITTED LIENS" means such of the following as to which no
           ---------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance laws and other social security laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not (in the reasonable opinion of the Borrower) render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes.

          "PERSON" means an individual, partnership, limited liability company,
           ------
corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "PREFERRED STOCK" means, with respect to any corporation, capital
           ---------------
stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "PRO RATA SHARE" of any amount means, with respect to any Lender at
           --------------
any time, the product of (a) a fraction the numerator of which is such Lender's Commitment (without giving effect to any termination thereof pursuant to Section 7.01) at such time and the denominator of which is the sum of the aggregate Commitments of all of the Lenders (without giving effect to any termination of Commitments pursuant to Section 7.01) at such time times (b) such amount.
                                                   -----

          "REDEEMABLE" means, with respect to any capital stock, Debt or other
           ----------
right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "REDUCTION AMOUNT" has the meaning specified in Section 2.05(b)(iv).
           ----------------

          "REGISTER" has the meaning specified in Section 9.07(c).
           --------

          "REGULATION U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as in effect from time to time.

          "REQUIRED LENDERS" means at any time Lenders owed or holding greater
           ----------------
than 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 51% of the aggregate Commitments at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Commitments.

          "REVOLVING ADVANCE" has the meaning specified in Section 2.01.
           -----------------

          "REVOLVING BORROWING" means a borrowing consisting of Revolving
           -------------------
Advances.

          "ROYAL GOLF" means Royal Golf, L.P. II, a Delaware limited
           ----------
partnership.

          "S&P" means Standard & Poor's Ratings Group or any successor by merger
           ---
or consolidation to its business.

          "SECTION 1031 TRANSACTION" means any transaction or series of related
           ------------------------
transactions in which no gain or loss is recognized pursuant to Section 1031 of the Internal Revenue Code.

          "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as
           --------------------
defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a
           -------       --------
particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a
           ------------------------
Trade Letter of Credit.

          "SUBSIDIARY" of any Person means any corporation, partnership, limited
           ----------
liability company, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SUBSIDIARY GUARANTY" means a guaranty in substantially the form of
           -------------------
Exhibit F hereto (as amended, supplemented or otherwise modified from time to time) duly executed by each Subsidiary Guarantor.

          "SUBSIDIARY GUARANTOR" means each Material Subsidiary of the Borrower
           --------------------
that has executed the Subsidiary Guaranty or that has executed an amendment to the Subsidiary Guaranty in each case as provided in Section 6.01(j).

          "SURVIVING DEBT" has the meaning specified in Section 4.01(a).
           --------------

          "TAXES" has the meaning specified in Section 2.10(a).
           -----

          "TERMINATION DATE" means the earlier of April 25, 2002 and the date of
           ----------------
termination in whole of the Commitments pursuant to Section 2.04 or 7.01.

          "TRADE LETTER OF CREDIT" means any letter of credit that is issued for
           ----------------------
the benefit of a supplier of inventory to effect payment for such inventory.

          "UNREIMBURSED LETTER OF CREDIT LIABILITY" means, as of any date of
           ---------------------------------------
determination with respect to any Letter of Credit, the aggregate amount of all L/C Advances which have been made by, and not reimbursed to, the L/C Bank under such Letter of Credit.

          "UNUSED COMMITMENT" means (a) with respect to any Lender at any time,
           -----------------
(a) such Lender's Commitment at such time, minus (b) the sum of (i) the
                                           -----
aggregate principal amount of all Revolving Advances of such Lender outstanding at such time, plus (ii) such Lender's Pro Rata Share of the aggregate Letter of
              ----
Credit Obligations outstanding at such time.

          "VOTING STOCK" means capital stock issued by a corporation, or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle
           --------------------
E of Title IV of ERISA.

          SECTION 1.02.  COMPUTATION OF TIME PERIODS.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  ACCOUNTING TERMS.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(f) ("GAAP").
                                                             ----

          SECTION 1.04.  OTHER DEFINITIONAL PROVISIONS.  References to Sections
                         -----------------------------
and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specified. The term "including" means including without limitation.

                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  REVOLVING ADVANCES.  Each Lender severally agrees, on
                         ------------------
the terms and conditions hereinafter set forth, to make advances (each a

"REVOLVING ADVANCE") to the Borrower from time to time on any Business Day
------------------
during the period from the Closing Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Commitment on such Business Day. Each Revolving Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.05 and reborrow under this Section 2.01.

          SECTION 2.02.  MAKING THE ADVANCES.
                         -------------------

          (a) INITIAL REVOLVING BORROWINGS.  The initial Revolving Borrowings
              ----------------------------
hereunder shall be made on the Closing Date and shall be made on notice received by the Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 12:00 noon (Dallas, Texas time) (or such later time as the Agent may agree) on the Business Day immediately preceding the Closing Date. Such Notice of Borrowing shall be irrevocable upon receipt by the Agent. Each Lender shall, before 2:00 p.m. (Dallas, Texas time) on the Closing Date, make available for the account of its Applicable Lending Office to the Agent such Lender's ratable share of such Revolving Borrowings by depositing same day funds in the Agent's Account.

          (b) SUBSEQUENT REVOLVING BORROWINGS.  Each Revolving Borrowing
              -------------------------------
occurring after the Closing Date shall be made on notice received by the Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 12:00 noon (Dallas, Texas time) (i) on the Business Day of such Revolving Borrowing if such Revolving Borrowing consists of Base Rate Advances, and (ii) on the third Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Eurodollar Rate Advances. Each such Notice of Borrowing shall be irrevocable upon receipt by the Agent and, in the case of any Notice of Borrowing for Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Borrowing the applicable conditions set forth in this Section 2.02 or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender in connection with such Revolving Borrowing when such Advance, as a result of such failure, is not made on such date.

          (c) ADVANCES BY LENDERS.  If the Agent receives a Notice of Borrowing,
              -------------------
the Agent shall promptly (and, in any event not later than 4:00 p.m. (Dallas, Texas time) on the Business Day prior to the date of such Revolving Borrowing or, if such Revolving Borrowing consists of Eurodollar Rate Advances, the third Business Day prior to the date of such Revolving Borrowing) give each Lender notice of such Notice of Borrowing. Each Lender shall before 12:00 noon (Dallas, Texas time) on the date of such Revolving Borrowing, make available for the account of its Applicable Lending Office to the Agent such Lender's ratable portion of such Revolving Borrowing by depositing same day funds in the Agent's Account. Unless the Agent shall have received written notice from a Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Borrowing, the Agent may assume that such Lender has made such ratable portion available to the Agent on the date of such Revolving Borrowing in accordance with the terms hereof and the Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Agent, at (a) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Revolving Borrowing, and
(b) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance as part of the relevant Revolving Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Agent, the Agent will refund to the Borrower such amount so paid, but without interest.

          (d) DISBURSEMENT OF ADVANCES.  Upon fulfillment of the applicable
              ------------------------
conditions set forth in Article IV (which fulfillment the Agent may assume in the absence of actual knowledge, or notice received from the Borrower or the Required Lenders, to the contrary), the Agent will make funds for any Revolving Borrowing available to the Borrower by crediting the Borrower's Account, subject
                                                                         -------
to the Agent's receipt of funds from the Lenders, and provided that the Agent
                                                      --------
shall first make a portion of such funds equal to any outstanding L/C Advance under any Letter of Credit, and any interest accrued and unpaid on such L/C Advance to and as of such date, available to the L/C Bank for reimbursement of such L/C Advance and payment of such interest.

          (e) NATURE OF LENDERS' OBLIGATIONS.  The failure of any Lender to make
              ------------------------------
the Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Revolving Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Revolving Borrowing.

          SECTION 2.03.  REPAYMENT.
                         ---------

          (a) REVOLVING ADVANCES.  The Borrower shall repay to each Lender (in
              ------------------
accordance with the provisions of Section 2.09(a)) on the Termination Date the aggregate principal amount of all Revolving Advances owing to such Lender outstanding on the Termination Date.

          (b) L/C ADVANCES.  The Borrower shall repay each L/C Advance as
              ------------
provided in Section 3.03.

          SECTION 2.04.  REDUCTION OF THE COMMITMENTS.
                         ----------------------------

          (a) OPTIONAL REDUCTIONS.  The Borrower shall have the right, upon at
              -------------------
least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Lenders; provided,
                                                                       --------
however, that (i) each partial reduction shall be in an amount of $5,000,000 or
-------
any multiple of $1,000,000 in excess thereof, and (ii) the aggregate amount of the Commitments shall not be reduced pursuant to this Section 2.04 to an amount less than the sum of (a) the aggregate principal amount of all Revolving Advances then outstanding, and (b) the aggregate amount of all Letter of Credit Obligations then outstanding.

          (b) MANDATORY REDUCTIONS OF THE COMMITMENTS.  The aggregate
              ---------------------------------------
Commitments of the Lenders shall be permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made pursuant to Section 2.05(b)(ii) in an amount equal to the Reduction Amount, provided that each such reduction of the Commitments shall be made ratably among
--------
the Lenders in accordance with their respective Commitments.

          (c) AUTOMATIC REDUCTIONS OF THE L/C SUBLIMIT.  The L/C Sublimit shall
              ----------------------------------------
be permanently reduced from time to time on the date of each reduction in the Commitments by the amount, if any, by which the amount of the L/C Sublimit exceeds the Commitments after giving effect to such reduction of the Commitments.

          SECTION 2.05.  PREPAYMENTS.
                         -----------

          (a) OPTIONAL PREPAYMENTS.  The Borrower may, upon prior notice to the
              --------------------
Agent (which shall be given at least one Business Day in advance in the case of prepayment of Revolving Advances which consist of Base Rate Advances and three Business Days in advance in the case of prepayment of Revolving Advances which are Eurodollar Rate Advances), stating the proposed date and aggregate principal amount of the prepayment and the Interest Type of Advances to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part the outstanding principal of Advances of such Interest Type, together with interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurodollar Rate Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 9.04(c)); provided, however, that each partial
                                           --------  -------
prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

          (b)  MANDATORY PREPAYMENTS.
               ---------------------

               (i) EXCESS ADVANCES.  If, at any time, the then outstanding
                   ---------------
     aggregate principal amount of all Revolving Advances shall exceed the aggregate amount of the Commitments of the Lenders at such time minus the
                                                                     -----
     aggregate amount of the Letter of Credit Obligations then outstanding, the Borrower shall immediately prepay the outstanding principal amount of Revolving Advances in an aggregate amount equal to such excess.

               (ii)  NET CASH PROCEEDS.  The Borrower shall, on the date of
                     -----------------
     receipt by NGP, the Borrower or any Subsidiary of NGP or the Borrower of the Net Cash Proceeds from (a) the sale, transfer or other disposition of any assets of NGP, the Borrower or any such Subsidiaries (including the sale by NGP, the Borrower or any such Subsidiaries of the capital stock of any of their respective Subsidiaries but excluding (1) any leases of golf courses and related assets to Golf Course Operators in the ordinary course of business, (2) sales of damaged, worn or obsolete equipment to the extent the proceeds thereof are intended to be (and are) used to purchase replacements for such equipment within 180 days or sales of damaged, worn or obsolete equipment made after the purchase of replacements for such equipment, and (3) sales, transfers and other dispositions of assets, or a series of sales, transfers and other dispositions of related assets, which are sold, transferred or otherwise disposed of for an amount, or an aggregate amount, less than $5,000,000 (excluding the value of any Section 1031 Transaction), except to the extent that the aggregate of all such
                        ------
     sales, transfers, and other dispositions in any fiscal year exceeds $10,000,000 (excluding the value of any Section 1031 Transaction)) and (B) the incurrence or issuance by NGP, the Borrower or any such Subsidiaries of any Debt not permitted under Section 6.02(b) (it being understood that the provisions of this Section 2.05(b)(ii) shall not be construed to permit the incurrence of Debt otherwise prohibited by Section 6.02(b)), prepay an aggregate principal amount of the Advances equal to 100% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably to the Revolving Advances and L/C Advances as set forth in Section 2.05(b)(iv).

          (iii)  L/C CASH COLLATERAL.  If, at any time, the aggregate Available
                 -------------------
     Amount of all Letters of Credit then outstanding exceeds the L/C Sublimit in effect at such time, the Borrower shall immediately pay to the Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount of such excess.

               (iv) PREPAYMENTS OF REVOLVING ADVANCES AND L/C ADVANCES.
                    --------------------------------------------------
     Prepayments of the Revolving Advances and L/C Advances made pursuant to
     Section 2.05(b)(ii) shall be first applied to prepay L/C Advances then
                                  -----
     outstanding until such Advances are paid in full, second applied to prepay
                                                       ------
     Revolving Advances then outstanding until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash
         -----
     collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Advances and L/C Advances required pursuant to Section 2.05(b)(ii), the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the
                    ----------------
     Commitments shall be permanently reduced as set forth in Section 2.04(b). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the L/C Bank.

          (c) INTEREST PAYABLE ON AMOUNTS PREPAID.  All prepayments under this
              -----------------------------------
Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.06.  INTEREST.  The Borrower shall pay interest on the
                         --------
unpaid principal amount of each Advance from the date of such Advance until such principal is paid in full at the applicable rate set forth below.

          (a) INTEREST ON BASE RATE ADVANCES.  Except to the extent that the
              ------------------------------
Borrower shall elect to pay interest on all or any part of any Advance made or to be made to the Borrower under Section 2.01 for any Interest Period pursuant to subsections (b) and (c) of this Section 2.06, the Borrower shall pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1997 and on the Termination Date, at an interest rate per annum equal, subject to Section 2.06(d), to the sum of the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to
     ----
time.

          (b) INTEREST PERIODS FOR EURODOLLAR RATE ADVANCES.  The Borrower may,
              ---------------------------------------------
pursuant to Section 2.06(c), elect to have the interest on the principal amount of all or any portion of any Advances made or to be made to the Borrower under
Section 2.01 (each such principal amount owing to a Lender as to which such election has been made being a "EURODOLLAR RATE ADVANCE" owing to such Lender)
                                -----------------------
determined and payable for a specified period (an "INTEREST PERIOD" for such
                                                   ---------------
Eurodollar Rate Advance) in accordance with subsection (c) below, provided,
                                                                  --------
however, that the Borrower may not have more than 10 Eurodollar Rate Advances
-------
owing to any Lender outstanding at any one time. Each Interest Period shall be one, two, three, or six months, at the Borrower's selection pursuant to subsection (c) below, provided, however, that:
                      --------  -------

               (i) the first day of an Interest Period for any Eurodollar Rate Advance shall be either the last day of any then current Interest Period for such Advance or, if there shall be no then current Interest Period for such Advance, any Business Day;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day;

     provided, however, that if such extension would cause the last day of such
     --------  -------
     Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months of such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          (c) INTEREST ON EURODOLLAR RATE ADVANCES.  The Borrower may from time
              ------------------------------------
to time, on the condition that no Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.06(b) and 2.06(e), elect to pay interest on all or any portion of any Advances during any Interest Period therefor at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period for such Advances plus the Applicable Margin for Eurodollar Rate Advances in effect from time to time, by notice, specifying the amount of the Advances as to which such election is made (which amount shall aggregate at least $1,000,000 or any multiple of $500,000 in excess thereof) and the first day and duration of such Interest Period, received by the Agent before 12:00 noon (Dallas, Texas time) three Business Days prior to the first day of such Interest Period. If the Borrower has made such election for Eurodollar Rate Advances for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Rate Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.06(d), to the sum of the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advances plus the Applicable Margin for Eurodollar Rate Advances in effect from time to time during such Interest Period. On the last day of each Interest Period for any Eurodollar Rate Advance, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.06(c). Each notice by the Borrower under this Section 2.06(c) shall be irrevocable upon receipt by the Agent, and the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions set forth in this Section 2.06(c) or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any such Eurodollar Rate Advance when such Eurodollar Rate Advance, as a result of such failure, is not made or does not become effective.

          (d) DEFAULT INTEREST.  Upon the occurrence and during the continuance
              ----------------
of an Event of Default, the Borrower shall, at the dates set forth herein for the payment of interest and upon demand, (i) pay interest on all Base Rate Advances and any other amounts owing hereunder not paid when due (other than then outstanding Eurodollar Rate Advances) at a rate per annum (the "DEFAULT
                                                                     -------
RATE") equal at all times to the rate otherwise applicable to Base Rate Advances
----
plus 2.00% per annum, and (ii) pay interest on each then outstanding Eurodollar
----
Rate Advance at a rate per annum equal at all times to the rate otherwise applicable to such Eurodollar Rate Advance plus 2.00% per annum.
                                           ----

          (e) SUSPENSION OF EURODOLLAR RATE ADVANCES.
              --------------------------------------

               (i) ILLEGALITY.  Notwithstanding any other provision of this
                   ----------
     Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided,
                                                                --------
     however, that, before making any such demand, such Lender agrees to use
     -------
     reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               (ii) OTHER CIRCUMSTANCES.  If, with respect to any Eurodollar
                    -------------------
     Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (iii)  SUSPENSION ON EVENT OF DEFAULT.  Upon the occurrence and
                      ------------------------------
     during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to convert Advances into, Eurodollar Rate Advances shall be suspended.

               (iv) LENDERS' OBLIGATION TO NOTIFY AGENT.  If any Lender shall
                    -----------------------------------
     give notice to the Agent under Section 2.06(e)(i) or (ii) and such Lender shall thereafter determine that the circumstances causing such notice no longer exist, such Lender shall promptly give written notice thereof to the Borrower and the Agent, and the Agent shall thereafter give notice thereof to the Borrower and the other Lenders.

          SECTION 2.07.  FEES.
                         ----

          (a) COMMITMENT FEES.  The Borrower agrees to pay to the Agent a
              ---------------
commitment fee on the average daily Unused Commitment of each Lender, for the account of such Lender, for the period from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, at the rate per annum equal to the Commitment Fee Percentage in effect from time to time, payable in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1997, and on the Termination Date.

          (b) L/C FEES.  The Borrower agrees to pay the Letter of Credit fees
              --------
specified in Section 3.05.

          (c) AGENT'S FEES.  The Borrower agrees to pay to the Agent, for its
              ------------
own account, (i) the fees in the amounts and at the times set forth in the Fee Letter and (ii) such other fees as may from time to time be agreed in writing between the Borrower and the Agent.

          (d) ABSOLUTE OBLIGATION.  The Borrower's obligation hereunder to pay
              -------------------
the fees referred to in this Section 2.07 shall be absolute and unconditional and shall survive the making and repayment of Advances, the termination of all Letter of Credit Obligations and the termination of this Agreement. All fees which are due or become due pursuant to this Section 2.07 are nonrefundable.

          SECTION 2.08.  INCREASED COSTS, ETC.
                         --------------------

          (a) INCREASED COSTS.  If, due to either (i) the introduction of or any
              ---------------
change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) in each case after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit (or of agreeing to purchase or purchasing participations therein) or of agreeing to make or of making or maintaining L/C Advances (or of agreeing to purchase or purchasing participations therein), then the Borrower shall from time to time, upon written demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided,
                                                                    --------
however, that, before making any such demand, each Lender Party agrees to use
-------
reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower (with a copy of such certificate to the Agent) by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) CAPITAL REQUIREMENTS.  If, due to either (i) the introduction of
              --------------------
or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) in each case after the date hereof, there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or purchase participations in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon written demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party (with a copy of such certificate to the Agent), shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09.  PAYMENTS AND COMPUTATIONS.
                         -------------------------

          (a) PAYMENTS BY BORROWER.  The Borrower shall make each payment
          --------------------
hereunder and under any other Loan Document to which it is a party, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Agent not later than 12:00 noon (Dallas, Texas time) on the day when due by deposit of such funds to the Agent's Account. Any payment so delivered to the Agent after 12:00 noon (Dallas, Texas time) on any Business Day, or on any day which is not a Business Day, shall be deemed received by the Agent on the next succeeding Business Day. The Agent will promptly after receipt of each payment cause to be distributed like funds relating to the payment of principal, interest, commitment fees or letter of credit fees ratably to each Lender for the account of its Applicable Lending Office, and like funds relating to the payment of any other amount payable to any Lender or the L/C Bank (including payments with respect to Letters of Credit and payments for the account of any Lender under Sections 2.08, 2.10 or 9.04(c)) to such Lender for the account of its Applicable Lending Office or to the L/C Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement, including Section 2.09(e) below. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) COMPUTATIONS.  All computations of interest in respect of Base
              ------------
Rate Advances (and in respect of any other amount payable hereunder other than interest in respect of Eurodollar Rate Advances and Letter of Credit Fees and commissions and commitment fees) shall be made by the Agent on the basis of a year of 365 days and all computations of interest in respect of Eurodollar Rate Advances, Letter of Credit fees and commissions and commitment fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided
                                                                     --------
that if any Advance is repaid on the same day on which it is made, one day's interest shall be paid on such Advance. Each determination by the Agent of an interest rate, fee, commission or discount rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) PAYMENTS ASSUMED.  Unless the Agent shall have received notice
              ----------------
from the Borrower prior to the date on which any payment is due to the Lenders or the L/C Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, but shall not be required to, cause to be distributed to each Lender or the L/C Bank on such due date an amount equal to the amount then due to such Lender or such the L/C Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender and the L/C Bank shall repay to the Agent forthwith on demand such amount distributed to such Lender or the L/C Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or the L/C Bank until the date such Lender or the L/C Bank repays such amount to the Agent, at the Federal Funds Rate.

          (d) APPLICATION OF PAYMENTS SPECIFIED BY THE BORROWER.  Except as
              -------------------------------------------------
otherwise specified herein, so long as no Event of Default has occurred and is continuing, all payments shall be applied as instructed by the Borrower if such instructions are received by the Agent prior to or contemporaneously with receipt of funds therefor.

          (e) APPLICATION OF PAYMENTS NOT OTHERWISE SPECIFIED.  If the Agent
              -----------------------------------------------
receives funds for application to the Advances or any Letter of Credit Obligations or other Obligations of the Borrower under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Obligations to which, or the manner in which, such funds are to be applied, the Agent may elect to distribute such funds first, to
                                                                      -----
the L/C Bank in payment of the principal and interest on any outstanding L/C Advances, second, to each Lender ratably in accordance with such Lender's
          ------
proportionate share of all Advances then outstanding, in repayment or prepayment of such of the outstanding Advances, and for application to such principal installments, as the Agent may direct, and thereafter ratably to the Lenders in repayment or prepayment of any other Obligations of the Borrower then outstanding under the Loan Documents as the Agent shall direct.

          (f) PAYMENTS ON BUSINESS DAYS.  Whenever any payment hereunder or
              -------------------------
under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and commitment and other fees; provided, however, if such
                                                   --------  -------
extension would cause payment of interest on or principal of any Eurodollar Rate Advance to be made in the next following month, such payment shall be made on the next preceding Business Day.

          (g)  PAYMENTS FROM BORROWER'S ACCOUNTS.  The Borrower hereby
              ----------------------------------
authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due; provided, that any Lender which so charges any of the Borrower's
               --------
accounts shall as soon as practicable thereafter notify the Borrower in writing thereof, provided, further, that any failure by any Lender to give any such
         --------  -------
notice shall not affect any rights of such Lender in any amounts so charged nor act as a waiver of such authorization by the Borrower.

          (h) CERTAIN TERMS.  The terms "pay", "paid" or "payment" under this
              -------------
Agreement shall include prepay, prepaid or prepayment, respectively, under this Agreement, and the term "due" under this Agreement shall include due by reason of a mandatory prepayment (including upon an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Federal Bankruptcy Code or upon acceleration).

          SECTION 2.10.  TAXES.
                         -----

          (a)  WITHHOLDING TAXES.   Any and all payments by the Borrower
               -----------------
hereunder and under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent net income
                 ---------
taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may
be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from
    -----
or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) OTHER TAXES.  In addition, the Borrower shall pay any present or
              -----------
future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").
                                                    -----------

          (c) INDEMNIFICATION.  The Borrower shall indemnify each Lender and the
              ---------------
Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.10, paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d)  EVIDENCE OF PAYMENT.  Within 30 days after the date of any
               -------------------
payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have
                           -------------       --------------------
the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) FOREIGN LENDERS.  Each Lender organized under the laws of a
              ---------------
jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter upon the reasonable request in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided,
                                                                  --------
however, that, if at the date of the Assignment and Acceptance pursuant to which
-------
a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this Section 2.10(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f)  FAILURE TO PROVIDE FORMS.  For any period with respect to which a
               ------------------------
Lender has failed to provide the Borrower with the appropriate form described in
Section 2.10(e) (other than if such failure is due to a change in law occurring
                 ----- ----
after the date on which a form originally was required
to be provided or if such form otherwise is not required under Section 2.10(e)), such Lender shall not be entitled to indemnification under Section 2.10(a) or
Section 2.10(c) with respect to Taxes imposed by the United States; provided,
                                                                    --------
however, that should a Lender become subject to Taxes because of its failure to
-------
deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) CHANGE OF APPLICABLE LENDING OFFICE.  Any Lender claiming any
              -----------------------------------
additional amounts payable pursuant to this Section 2.10, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (h) SURVIVAL.  Without prejudice to the survival of any other
              --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 2.11.  SHARING OF PAYMENTS, ETC.   If any Lender Party shall
                         ------------------------
obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them;

provided, however, that if all or any portion of such excess payment is
--------  -------
thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such other Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.12.  USE OF PROCEEDS.  The proceeds of the Advances shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) solely to
(i) repay in full all amounts outstanding under the Existing Credit Agreement,
(ii) provide working capital for the Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general partnership and corporate purposes of the Borrower and its Subsidiaries, as the case may be, (iii) finance the acquisition of golf courses and related assets in connection therewith and (iv) purchase interests in participating mortgages or other similar financing arrangements in connection with golf courses and related assets in circumstances where the acquisition of such golf courses and related assets is not otherwise practicable.

          SECTION 2.13.  EVIDENCE OF DEBT.
                         ----------------

          (a)  MAINTENANCE OF ACCOUNTS BY LENDERS.  Each Lender shall maintain
               ----------------------------------
in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of any principal and interest payable and paid to such Lender from time to time hereunder.

          (b) MAINTENANCE OF ACCOUNTS BY AGENT.  The Register maintained by the
              --------------------------------
Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Borrowing made hereunder, the Interest Type of the Advances comprising such Revolving Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.


                              ARTICLE III
                     AMOUNTS AND TERMS OF LETTERS OF CREDIT

          SECTION 3.01.  THE LETTER OF CREDIT SUBFACILITY.  The Borrower may
                         --------------------------------
request the L/C Bank, on the terms and conditions hereinafter set forth, to Issue, and the L/C Bank shall Issue, Letters of Credit for the account of the Borrower from time to time on any Business Day during the period after the Closing Date until 90 days prior to the Termination Date (a) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the L/C Sublimit in effect at such time, and (b) in an Available Amount for each such Letter of Credit not to exceed the Unused Commitments of the Lenders on such Business Day. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and, in the case of a Standby Letter of Credit, one year after the date of issuance thereof (but a Standby Letter of Credit may, by its terms, be renewable annually with the consent of the L/C Bank). Within the limits of the L/C Sublimit, and subject to the limits referred to above, the Borrower may request the Issuance of one or more Letters of Credit under this Section 3.01, repay amounts due resulting from L/C Advances thereunder pursuant to Section 3.03, and request the Issuance of one or more additional Letters of Credit under this Section 3.01.

          SECTION 3.02.  ISSUANCE OF LETTERS OF CREDIT.
                         -----------------------------

          (a) NOTICE OF ISSUANCE.  Each Letter of Credit shall be Issued
              ------------------
pursuant to a Notice of Issuance, which must be received by the Agent and the L/C Bank not later than 12:00 noon (Dallas, Texas time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or such shorter period as may be acceptable to the L/C Bank). Each such Notice of Issuance shall specify that such Letter of Credit is to be a Standby Letter of Credit and shall further specify therein the requested (i) date of such Issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit of the L/C Bank (a

"LETTER OF CREDIT AGREEMENT") as the L/C Bank may specify to the Borrower for
---------------------------
use in connection with such requested Letter of Credit.

          (b) CONDITIONS TO ISSUANCE.  If (i) the requested form of such Letter
              ----------------------
of Credit is acceptable to the Agent and the L/C Bank in the reasonable discretion of each, and (ii) the L/C Bank has not received notice from the Agent or the Required Lenders that the Issuance of such Letter of Credit is not authorized because such Issuance would not comply with the requirements of clause (a) or (b) of Section 3.01 or one or more of the conditions set forth in
Section 4.02 has not been satisfied, then the L/C Bank will, upon fulfillment of the applicable conditions set forth in Section 4.02 (which fulfillment the L/C Bank may assume in the absence of actual knowledge or notice received from the Borrower, the Agent or the Required Lenders, to the contrary) and subject to the provisions of this Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed upon with the Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (c) REPORTS BY THE L/C BANK.  The L/C Bank shall furnish to the Agent
              -----------------------
(i) on the fifth Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit Issued by the L/C Bank during the preceding month and L/C Advances during such month under all Letters of Credit Issued by the L/C Bank, and (ii) three Business Days prior to the last Business Day of each March, June, September and December, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit Issued by the L/C Bank.

          SECTION 3.03.  DRAWING AND REIMBURSEMENT.  The Borrower agrees to
                         -------------------------
reimburse the L/C Bank under each Letter of Credit, within one Business Day after it has notice of any L/C Advance by the L/C Bank thereunder, for the principal amount of such L/C Advance, and shall pay to the L/C Bank, on demand, interest on the unreimbursed principal of such L/C Advance at a rate per annum equal to (a) from the date of such L/C Advance to the first Business Day after notice thereof has been given to the Borrower, the rate applicable to Base Rate Advances in effect from time to time, and (b) from and after such first Business Day, the Default Rate. If the Borrower shall fail to so reimburse the L/C Bank within one Business Day after the Borrower receives notice that any such L/C Advance has been made, then upon demand by the L/C Bank, and whether or not a Default has occurred and is continuing or any conditions set forth in Section
4.02 are satisfied, each Lender shall purchase from the L/C Bank, and the L/C Bank shall sell and assign to each Lender, such Lender's Pro Rata Share of such outstanding L/C Advance as of the date of such purchase, by making available for the account of the L/C Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such L/C Advance to be purchased by such Lender. Each Lender agrees to purchase its Pro Rata Share of an outstanding L/C Advance on (A) the Business Day on which demand therefor is made by the L/C Bank which made such L/C Advance, provided notice of such demand is given not later than 12:00 noon (Dallas, Texas time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the L/C Bank to any Lender of a portion of an L/C Advance, the L/C Bank represents and warrants to such Lender that the L/C Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such L/C Advance, the Loan Documents or any Loan Party.

          SECTION 3.04.  OBLIGATIONS ABSOLUTE.  The Obligations of the Borrower
                         --------------------
under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the L/C Bank of any draft or the reimbursement by the Borrower thereof):

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement, the other Loan Documents and all of the other foregoing being collectively referred to herein as the "L/C RELATED
                                                                  -----------
DOCUMENTS");
---------

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (c) the existence of any claim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) payment by the L/C Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          SECTION 3.05.  LETTER OF CREDIT COMPENSATION.
                         -----------------------------

          (a) The Borrower shall pay to the Agent:

               (i) for the account of the L/C Bank which Issues a Letter of Credit, an issuance fee in an amount equal to 1/8 of 1% per annum of the Available Amount of such Letter of Credit (or, with respect to any increase in such Available Amount, on the date of such increase) payable on such date; and

               (ii) for the account of each Lender, a letter of credit fee with respect to each Standby Letter of Credit, in each case in an amount equal to a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time on such Lender's Pro Rata Share of the average daily Available Amount of such Standby Letter of Credit outstanding from time to time.

The letter of credit and issuance fees payable under Section 3.05(a)(ii) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1997, and on the Termination Date. For purposes of computing any fees under this Section 3.05(a), the determination of the maximum amount available to be drawn under a Letter of Credit at any time shall assume strict compliance with all conditions for drawing. Any fees paid pursuant to this Section 3.05(a) are nonrefundable.

          (b) The Borrower shall pay to the L/C Bank, for its own account and on demand, such other commissions, issuance fees, transfer fees and other fees, charges and expenses in connection with the Issuance, amendment, transfer, cancellation or administration of each Letter of Credit as the Borrower and the L/C Bank shall agree; provided that in no event shall the L/C Bank require,
                      --------
after giving effect to the amounts payable to it pursuant to Section 3.05(a) above (in the case of the Issuance of any Letter of Credit), more than the standard fees, charges and expenses which it normally charges in connection with such matters.

          SECTION 3.06.  USE OF LETTERS OF CREDIT.  Any Letters of Credit Issued
                         ------------------------
hereunder shall be used solely to support obligations of the Borrower and its Subsidiaries (other than Debt for borrowed money) not prohibited hereunder.


                                   ARTICLE IV
                             CONDITIONS OF LENDING

          SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT..
                         ----------------------------------------------------
The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit is subject to the following conditions precedent:

               (a) Each Lender shall be satisfied that all existing Debt of each Loan Party and each of their respective Subsidiaries, other than the Debt identified on Schedule 4.01(a) (the "SURVIVING DEBT"), has been, or will be
                                          --------------
     concurrently with and with the proceeds of the Initial Extension of Credit hereunder, prepaid, redeemed or defeased in full or otherwise satisfied and extinguished. Concurrently with the funding of the initial Advances hereunder, all commitments under the Existing Credit Agreement shall have been terminated and all obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement shall have been satisfied.

               (b) Each Lender shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of their respective Subsidiaries, including the terms and conditions of the certificate of limited partnership, the Borrower Partnership Agreement, the charter, bylaws and each class of capital stock or other equity interest of each Loan Party and of each agreement or instrument relating to such structure or capitalization.

               (c) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of their respective Subsidiaries since December 31, 1996.

               (d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their respective Subsidiaries pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of their respective Subsidiaries, taken as a whole or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

               (e) The Agent and the Lender Parties shall have completed a due diligence investigation of the Loan Parties and their respective Subsidiaries in scope, and with results, satisfactory to the Agent and the Lender Parties, and nothing shall have come to the attention of the Agent or the Lender Parties during the course of such due diligence investigation to lead any of them to believe that the Borrower and its Subsidiaries or any other Loan Party would not have good and marketable title to all material assets reflected in the information previously provided to the Agent and any Lender Party; without limiting the generality of the foregoing, the Agent and each Lender Party shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and their Subsidiaries as they shall have reasonably requested.

               (f) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lender Parties provided for in this Agreement or in the Fee Letter and payable at or prior to the Closing Date (including, to the extent invoiced prior to closing, the accrued reasonable fees and expenses of counsel to the Agent).

               (g) The Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified) and in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                    (i) The Notes to the order of each Lender, as appropriate.

                    (ii) (A) Certified copies of (1) in the case of the Borrower, resolutions of the Board of Directors of NGP approving this Agreement, the Notes and each other Loan Document executed by NGP as the general partner of the Borrower and (2) the resolutions of the Board of Directors of NGP (individually and in its capacity as the general partner of the Borrower) and each other Loan Party approving each other Loan Document to which it is or is to be a party, and (B) copies of all documents evidencing other necessary partnership and corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

                    (iii) (A) Copies of the Borrower's limited partnership certificate and all amendments thereto and copies of the charter of NGP and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) in each case by the Secretary of State of the State of such Person's jurisdiction of formation or incorporation as being true and correct copies thereof and (B) copies of the Borrower Partnership Agreement and all amendments thereto certified (as of the date hereof) by the Secretary or an Assistant Secretary of NGP as being true and correct copies thereof.

                    (iv) With respect to the Borrower and each other Loan Party, copies of a certificate of the Secretary of State of the State of such Person's jurisdiction of formation or incorporation, as the case may be, dated reasonably near the date of the Initial Extension of Credit, listing the limited partnership certificate or charter, as the case may be, of such Person and each amendment thereto on file in such office and certifying that (A) such limited partnership certificate or charter, as the case may be, is a true and complete copy thereof, (B) such amendments are the only amendments to such Person's limited partnership certificate or charter, as the case may be, on file in such office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly formed as a limited partnership or is duly incorporated, as the case may be, and in good standing under the laws of such State.

                    (v) A copy of a certificate of the Secretary of State of the State of California, dated reasonably near the date of the Initial Extension of Credit, stating that the Borrower and each other Loan Party is duly qualified and in good standing as a foreign limited partnership or corporation, as the case may be, in such State and has filed all annual reports required to be filed to the date of such certificate.

                    (vi) A certificate of NGP, as the general partner of the Borrower, and of the President or any Vice President and its Secretary or any Assistant Secretary of NGP and each other Loan Party, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the limited partnership certificate and the Borrower Partnership Agreement, in the case of the Borrower, or the charter in the case of NGP and each other Loan Party, since the date of the Secretary of State's certificate referred to in Section 4.01(g)(iv),
          (B) true and correct copies of the bylaws of each Loan Party (other than the Borrower) as in effect on the date of the Initial Extension of Credit, (C) the due formation or incorporation, as the case may be, and good standing of the Borrower and such other Loan Party as a limited partnership or corporation, as the case may be, formed or organized, as the case may be, under the laws of the State of its jurisdiction of formation or incorporation, as the case may be, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                    (vii) (A) A certificate of NGP, as the general partner of the Borrower, and (B) a certificate of the Secretary or an Assistant Secretary of each other Loan Party (including NGP), in each case certifying the names and true signatures of the officers of NGP and such other Loan Party (including NGP) authorized to sign, whether as the general partner of the Borrower or in its individual capacity, this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                    (viii) A guaranty in substantially the form of Exhibit E (as amended, supplemented or otherwise modified from time to time, the "NGP GUARANTY"), duly executed by NGP.
           ------------

                    (ix) Such financial, business and other information regarding each Loan Party and their Subsidiaries as the Required Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1996, and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available.

                    (x) Certified copies of the Borrower Partnership Agreement.

                    (xi) Favorable opinions of (a) Latham & Watkins, special California counsel to the Borrower and NGP, in substantially the form of Exhibit G-1 hereto and (b) Ballard Spahr Andrews & Ingersoll, special Maryland counsel to NGP, in substantially the form of Exhibit G-2 hereto, and in each case as to such other matters as the Agent may reasonably request.

                    (xii) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 4.02.  CONDITIONS PRECEDENT TO EACH REVOLVING BORROWING AND
                         ----------------------------------------------------
ISSUANCE.  The obligation of each Lender to make an Advance (other than an L/C
--------
Advance) on the occasion of each Revolving Borrowing (including the Initial Extension of Credit), and the right of the Borrower to request the Issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Revolving Borrowing or Issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Revolving Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower and NGP that on the date of such Revolving Borrowing or Issuance such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Revolving Borrowing or Issuance, before and after giving effect to such Revolving Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of such Revolving Borrowing or Issuance; and

               (ii) no event has occurred and is continuing, or would result from such Revolving Borrowing or Issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender Party may reasonably request.



                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.  Each
                         ----------------------------------------------
of the Borrower and NGP represents and warrants on behalf of itself, unless otherwise specified, as follows:

          (a) INCORPORATION, QUALIFICATION, CORPORATE POWER AND AUTHORITY. (i)
              -----------------------------------------------------------
     The Borrower (A) is a limited partnership duly formed, validly existing and in good standing under the Delaware Act, (B) is duly qualified and in good standing as a foreign limited partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (C) has all requisite partnership power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (ii) each Loan Party (other than the Borrower)
     (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (C) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding equity interests of the Borrower have been validly issued, are fully paid and non-assessable and are owned by NGP and the other partners of the Borrower, as of the date hereof, in the amounts specified on Schedule 5.01(b).

               (b) EQUITY INTERESTS.  Set forth on Schedule 5.01(b) hereto is a
                   ----------------
     complete and accurate list of all partners of the Borrower showing as of the date hereof the percentage interest of each such partner in the Borrower. Also set forth on Schedule 5.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

               (c) AUTHORIZATION; NO CONFLICT OR VIOLATION; COMPLIANCE WITH
                   --------------------------------------------------------
     LAWS. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's partnership or corporate powers, have been duly authorized by all necessary partnership or corporate action, and do not (i) contravene such Loan Party's certificate of limited partnership or the Borrower Partnership Agreement (in the case of the Borrower) or charter or by-laws in the case of any other Loan Party, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
     (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

               (d) APPROVALS AND CONSENTS.  No authorization or approval or
                   ----------------------
     other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document to which it is or is to be a party or for the consummation of the other transactions contemplated hereby or (ii) the exercise by the Agent or any Lender Party of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

               (e) ENFORCEABILITY.  This Agreement has been, and each of the
                   --------------
     Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (f)  FINANCIAL STATEMENTS
                    --------------------

                    (i) The Consolidated balance sheet of NGP and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of NGP and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Coopers & Lybrand LLP, independent public accountants, copies of which have been furnished to the Agent and each Lender Party, fairly present the Consolidated financial condition of NGP and its Subsidiaries as at such date and the Consolidated results of the operations of NGP and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1996, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and any of its Subsidiaries, taken as a whole or NGP and any of its Subsidiaries, taken as a whole.

                    (ii) The Consolidated forecasted income statements of NGP and its Subsidiaries delivered to the Agent pursuant to Section 6.03(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, NGP's best estimate of its future financial performance.

               (g) DISCLOSURE.  No information, exhibit or report furnished by
                   ----------
     any Loan Party to the Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

               (h) LITIGATION.  There is no action, suit, investigation,
                   ----------
     litigation or proceeding affecting any Loan Party or any of their respective Subsidiaries, including any Environmental Action, pending or, to the Borrower's or NGP's knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of their respective Subsidiaries, taken as a whole or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby.

               (i)  USE OF PROCEEDS.
                    ---------------

                    (i) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                    (ii) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                    (iii) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 6.02(a) or 6.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 7.01(e) will be Margin Stock.

               (j)  PENSION PLANS.
                    -------------

                    (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates.

                    (ii) Schedule B (Actuarial Information) to the 1995 annual report (Form 5500 Series) for each Plan of any Loan Party or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                    (iii) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                    (iv) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                    (v) The aggregate annualized cost (including, without limitation, the cost of insurance premiums but excluding costs for benefits provided pursuant to The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) with respect to post-retirement benefits under Welfare Plans for which the Loan Parties and their Subsidiaries are liable does not exceed $500,000.

               (k) COMPLIANCE WITH ENVIRONMENTAL LAWS.
                   ----------------------------------

                    (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                    (ii) None of the properties of any Loan Party or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is, to the best of its knowledge, adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C.(S) 6991, are located on any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property except for such underground storage tanks the existence of which would not have a Material Adverse Effect.

                    (iii) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the best of its knowledge, proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, any adjoining property, except for limited quantities required in connection with the normal operation and maintenance of such properties and used or stored at such properties in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits.

               (l) NO BURDENSOME AGREEMENTS.  Neither any Loan Party nor any of
                   ------------------------
     its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

               (m)  TAX INFORMATION.
                    ---------------

                    (i) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, other than amounts currently being contested in good faith by appropriate proceedings and in respect of which appropriate reserves are being maintained in accordance with GAAP.

                    (ii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party proposed by the Internal Revenue Service with respect to all taxable years of such Loan Party for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (each an "OPEN YEAR") does not exceed
                                           ---------
          $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

                    (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

               (n) NO INVESTMENT COMPANY.  Neither any Loan Party nor any of its
                   ---------------------
     Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (o) SOLVENCY.  As of the Closing Date, each Loan Party is,
                   --------
     individually and together with its Subsidiaries, Solvent. The Borrower is, individually and together with its Subsidiaries, Solvent (it being understood that no representation as to the Solvency of any individual Subsidiary of the Borrower shall be required to be made as of any date other than the Closing Date).

               (p) DEBT OF THE LOAN PARTIES AND THEIR SUBSIDIARIES.
                   -----------------------------------------------

                    (i) Set forth on Schedule 5.01(p) hereto is a complete and accurate list of all existing Debt of the Borrower, each other Loan Party and each of their Subsidiaries (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

                    (ii) Set forth on Schedule 4.01(a) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

               (q) INVESTMENTS.  Set forth on Schedule 5.01(q) hereto is a
                   -----------
     complete and accurate list of all Investments held by any Loan Party or any of their Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

               (r) OTHER AGREEMENTS.  Schedule 5.01(r) sets forth a complete and
                   ----------------
     accurate list as of the date hereof of (i) all joint venture and partnership agreements to which any Loan Party or any of its Subsidiaries is a party, and (ii) all covenants not to compete restricting any Loan Party or any of its Subsidiaries to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any of its Subsidiaries is bound.

               (s) AGREEMENTS LESS RESTRICTIVE.  No Loan Party nor any of its
                   ---------------------------
     Subsidiaries is a party to any agreement, indenture, note, bond or debenture pursuant to which it has incurred, or may incur, any Debt for borrowed money, the provisions of any of which contain affirmative, negative or financial covenants or events of default which are more restrictive than those set forth in Article VI or VII hereof.


                                   ARTICLE VI
                           COVENANTS OF THE BORROWER

          SECTION 6.01.  AFFIRMATIVE COVENANTS.  So long as any Advance shall
                         ---------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, each of NGP and the Borrower will, unless the Required Lenders shall otherwise consent in writing:

               (a) COMPLIANCE WITH LAWS, ETC.  Comply, and cause each of its
                   -------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

               (b) PAYMENT OF TAXES, ETC.  Pay and discharge, and cause each of
                   ---------------------
     its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however,
                                                           --------  -------
     that neither NGP nor any of its Subsidiaries nor the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

               (c) COMPLIANCE WITH ENVIRONMENTAL LAWS.  Comply, and cause each
                   ----------------------------------
     of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew, and cause each of its Subsidiaries to obtain or renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither NGP nor any of its
                         --------  -------
     Subsidiaries nor the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (d) MAINTENANCE OF INSURANCE.  Maintain, and cause each of its
                   ------------------------
     Golf Course Operators and each of its Subsidiaries and their Golf Course Operators to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which NGP or the Borrower or their Subsidiaries or such Golf Course Operators operates.

               (e) PRESERVATION OF EXISTENCE, ETC.  Preserve and maintain, and
                   ------------------------------
     cause each of its Subsidiaries to preserve and maintain, its partnership or corporate existence, rights (limited partnership certificate and charter, as the case may be, and statutory) and franchises; provided, however, that
                                                        --------  -------
     NGP and its Subsidiaries and the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 6.02(c) and provided further, neither NGP nor any of its Subsidiaries nor the Borrower
     -------- -------
     nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of NGP, individually and in its capacity as the general partner of the Borrower, or the Board of Directors of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of NGP or the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to NGP, the Borrower, such Subsidiary, the Agent or any Lender Party.

               (f) VISITATION RIGHTS.  At any reasonable time and from time to
                   -----------------
     time, upon prior notice (so long as no Default has occurred and is continuing), permit the Agent or any Lender Party or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and, subject to the provisions of any lease between any Loan Party or any of its Subsidiaries and any Golf Course Operator, visit the properties of, NGP, the Borrower and any of their Subsidiaries, and to discuss the affairs, finances and accounts of NGP, the Borrower and any of their Subsidiaries with NGP, individually and in its capacity as general partner of the Borrower, or with any of their officers or directors and with their independent certified public accountants.

               (g) KEEPING OF BOOKS.  Keep, and cause each of its Subsidiaries
                   ----------------
     to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of NGP, the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (h) MAINTENANCE OF PROPERTIES, ETC.  Maintain and preserve, and
                   ------------------------------
     cause each of its Subsidiaries or Golf Course Operators to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (i) TRANSACTIONS WITH AFFILIATES.  Conduct, and cause each of its
                   ----------------------------
     Subsidiaries to conduct, all material transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to NGP, the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

               (j) ADDITIONAL LOAN PARTIES.  Substantially concurrently with the
                   -----------------------
     formation or acquisition of any Material Subsidiary of the Borrower, cause such Material Subsidiary to guarantee all Obligations of the Borrower hereunder and under the Notes by executing and delivering to the Agent a Subsidiary Guaranty in substantially the form of Exhibit F or an amendment to Subsidiary Guaranty in substantially the form of Exhibit H, as the case may be.

          SECTION 6.02.  NEGATIVE COVENANTS.  So long as any Advance shall
                         ------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, neither NGP nor the Borrower will, at any time, without the written consent of the Required Lenders:

               (a) LIENS, ETC.  Create, incur, assume or suffer to exist, or
                   ----------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names NGP, the Borrower or any of their Subsidiaries as debtor, or sign, or permit any of their Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of their Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the
                                                ---------  -------
     operation of the foregoing restrictions the following:

                    (i)  Permitted Liens;

                    (ii) the Liens described on Schedule 6.02(a);

                    (iii) the replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                    (iv) other Liens securing Debt in an aggregate principal amount outstanding together with all other secured Debt of NGP and its Subsidiaries then outstanding (including, without limitation, Liens described in clauses (ii) and (iii) above, but excluding, Liens described in clause (i) above) not to exceed 20% of Consolidated Net Tangible Assets of NGP, provided, that any Liens on the assets or
                                  --------
          properties of Royal Golf existing on the date hereof shall not be included in such calculation.

               (b) DEBT.  Create, incur, assume or suffer to exist, or permit
                   ----
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                    (i) in the case of the Borrower and NGP,

                         (A)  Debt under the Loan Documents,

                         (B) Debt in respect of Hedge Agreements in a notional
               amount at any time not to exceed $10,000,000,

                         (C) other Debt permitted under Section 6.02(l),

                         (D) Debt secured by Liens permitted by Section
               6.02(a)(iv) not to exceed in the aggregate the amount set forth in such Section,

                         (E)  the Surviving Debt, and

                         (F) indorsement of negotiable instruments for deposit
               or collection or similar transactions in the ordinary course of business; and

                    (ii) in the case of any of Subsidiaries of the Borrower which are Loan Parties, (A) Debt owed to any other Loan Party and (B) Debt under the Loan Documents.

               (c) MERGERS, ETC.  Merge into or consolidate with any Person or
                   ------------
     permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Solvent wholly-owned Subsidiary of the Borrower which is a Loan Party may merge into or consolidate with any other Solvent wholly-owned Subsidiary of the Borrower which is a Loan Party provided
                                                                   --------
     that, in the case of any such consolidation, the Person formed by such consolidation shall be a Solvent wholly-owned Subsidiary of the Borrower which is a Loan Party, (ii) any of the Borrower's Solvent wholly-owned Subsidiaries which is a Loan Party may merge into the Borrower; provided,
                                                                     --------
     however, that in each case, immediately after giving effect thereto, no
     -------
     event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person, (iii) any Solvent wholly-owned Subsidiary of NGP may merge into or consolidate with any other Solvent wholly-owned Subsidiary of NGP provided that, in the case of any such consolidation, the Person formed
         --------
     by such consolidation shall be a Solvent wholly-owned Subsidiary of NGP, and (iv) any of NGP's Solvent wholly-owned Subsidiaries may merge into NGP;

     provided, however, that in each case, immediately after giving effect
     --------  -------
     thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which NGP is a party, NGP is the surviving Person.

               (d) SALES, ETC. OF ASSETS.  Sell, transfer or otherwise dispose
                   ---------------------
     of , or permit any of its Subsidiaries to sell, transfer or otherwise dispose of, any assets (excluding any leases of golf courses and related assets to Golf Course Operators in the ordinary course of business) except
     (i) in a transaction authorized by subsection (c) of this Section 6.02, and
     (ii) the sale of any asset by NGP, the Borrower or any Subsidiary of NGP or the Borrower (other than a bulk sale of inventory and a sale of receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to NGP, the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to NGP, the Borrower or such Subsidiary either (1) in cash or (2) by means of a note, bond, debenture or similar instrument in each case the principal amount of which shall not exceed $5,000,000 for any such instrument or series of related instruments in connection with a single transaction or a series of related transactions and $10,000,000 in the aggregate for all such instruments for all such transactions (excluding, in each case, any Section 1031 Transaction), (C) the aggregate purchase price paid to NGP, the Borrower and all of their Subsidiaries for such asset and all other assets sold by NGP, the Borrower and their Subsidiaries during the same fiscal year pursuant to this clause (ii) shall not exceed 10% of Consolidated Net Tangible Assets of NGP and its Subsidiaries in any fiscal year of NGP, in each case measured as of the end of the most recent fiscal year of NGP for which financial statements have been delivered by NGP to the Agent pursuant to Section 6.03(c) and (D) the Borrower shall, on the date of such sale, prepay the Advances pursuant to, and in the order of priority set forth in, Section 2.05(b)(ii) in an aggregate principal amount equal to the Net Cash Proceeds received by NGP, the Borrower or such Subsidiary from the sale of such asset;

     provided, that no such prepayment under Section 2.05(b)(ii) shall be
     --------
     required with respect to any such sale which qualifies as a Section 1031 Transaction, and (iii) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the next preceding clause (ii).

               (e) INVESTMENTS IN OTHER PERSONS.  Make or hold, or permit any of
                   ----------------------------
     its Subsidiaries to make or hold, any Investment in any Person other than:

                    (i) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in wholly-owned Subsidiaries of the Borrower that are Loan Parties;

                    (ii) Investments by NGP and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments by NGP in wholly-owned Subsidiaries of NGP which are created or acquired after the date hereof; provided, that no such Investment by
                                          --------
          NGP or any Subsidiary shall exceed an aggregate amount invested of $15,000,000 in any such existing or newly created or acquired Subsidiary;

                    (iii) loans and advances to employees of NGP, the Borrower and Subsidiaries of the Borrower that are Loan Parties in the ordinary course of the business of NGP, the Borrower and such Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                    (iv) Investments by NGP, the Borrower and their Subsidiaries in Cash Equivalents and in Hedge Agreements permitted hereunder;

                    (v) other Investments in an aggregate amount invested not to exceed $1,000,000; and

                    (vi) Investments described in clauses (iii) and (iv) of
          Section 2.12.

               (f) DISTRIBUTIONS, ETC.  Solely in the case of NGP, purchase,
                   ------------------
     redeem, retire, defease or otherwise acquire for value any of its equity or other ownership interests or any warrants, rights or options to acquire such equity or other ownership interests, now or hereafter outstanding, return any capital to its shareholders as such, declare or make any Distribution (including, without limitation, any Distribution of cash or other assets, certificated or uncertificated equity or other ownership interests, warrants, rights, options, obligations or securities) to its shareholders as such or issue or sell any equity or other ownership interests or any warrants, rights or options to acquire such equity or other ownership interests, or permit any of its Subsidiaries to make any Distributions or to purchase, redeem, retire, defease or otherwise acquire for value any equity or other ownership interests of NGP, the Borrower or any Subsidiary of NGP or the Borrower or any warrants, rights or options to acquire such equity or other ownership interests or to issue or sell any equity or other ownership interests or any warrants, rights or options to acquire such equity or other ownership interests, except that:
                                                       ------ ----

               (i) this Section 6.02(f) shall not prohibit any Investment by NGP or any of its Subsidiaries in any other Subsidiary of NGP to the extent not otherwise prohibited by Section 6.02(e);

               (ii) any Subsidiary of NGP may make Distributions to NGP; and

               (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, NGP may declare and make Distributions in cash or other property and purchase, redeem, retire, defease or otherwise acquire for value any of its equity or other ownership interests or any warrants, rights or options to acquire such equity or other ownership interests if, after giving effect thereto, the aggregate amount of such Distributions, purchases, redemptions, retirements and acquisitions paid or made after the date hereof would be less than 90% of the sum of (a) Consolidated Net Income of NGP for the fiscal quarter of NGP immediately preceding the fiscal quarter in which such Distribution, purchase, redemption, retirement or acquisition is paid or made plus (b) depreciation expense,
                                      ----
          amortization expense and amortization of restricted stock and compensation expenses resulting from the exercise of stock options, in each case determined in accordance with GAAP for such period, plus (c)
                                                                        ----
          any gain (or minus any loss) on the sale of property or assets of NGP
                       -----
          during such period to the extent reflected in such Consolidated Net Income, plus (d) minority interest expense determined in accordance
                  ----
          with GAAP for such period.

               (g) CHANGE IN NATURE OF BUSINESS.  Make, or permit any of their
                   ----------------------------
     Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

               (h) AMENDMENTS TO FORMATION DOCUMENTS.  Amend, or permit any of
                   ---------------------------------
     its Subsidiaries to amend, its limited partnership certificate or the Borrower Partnership Agreement, in the case of the Borrower, or its certificate of incorporation or bylaws, in the case of NGP or any such Subsidiary, in any manner that could be adverse to the Agent or any Lender Party.

               (i) ACCOUNTING CHANGES.  Make or permit, or permit any of its
                   ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices in any manner that could be adverse to the Agent or any Lender Party, except as required by generally accepted accounting principles.

               (j) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.  Enter into or
                   -------------------------------------------
     permit to exist, or permit any of its Subsidiaries to enter into or permit to exist, any agreement, instrument or other document which directly or indirectly prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any of the Borrower's Subsidiaries to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay or repay any Debt owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower, or (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

               (k) PARTNERSHIPS. Become a general partner in any general or
                   ------------
     limited partnership, or permit any of its Subsidiaries to do so, except for
     (i) NGP's status as the general partner of the Borrower, (ii) the Borrower's status as the general partner of Royal Golf and (iii) any Loan Party's or its Subsidiaries' status as the general partner of any general or limited partnership where the liability of such Loan Party or its Subsidiaries in connection with its status as a general partner in any general or limited partnership does not exceed $15,000,000 for any such general or limited partnership or $25,000,000 in the aggregate for all such general or limited partnerships (excluding, in the case of NGP, any partnership liability which could arise as a result of its status as the general partner of the Borrower).

               (l) CERTAIN COVENANTS REGARDING OTHER CREDIT AGREEMENTS OF THE
                   ----------------------------------------------------------
     BORROWER AND ITS SUBSIDIARIES.  Enter into or become bound by, or permit
     -----------------------------
     any of its Subsidiaries to enter into or become bound by, any agreement, indenture, note, bond or debenture pursuant to which NGP, the Borrower or such Subsidiary incurs or may incur any Debt for borrowed money, which agreement, indenture, note, bond or debenture contains affirmative, negative or financial covenants or events of default which are more restrictive than those set forth in Article VI or VII hereof.

               (m) PREPAYMENTS, ETC. OF DEBT.  If any Event of Default has
                   -------------------------
     occurred and is continuing, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt other than Debt evidenced by the Loan Documents.

               (n) NEGATIVE PLEDGE.  Enter into or suffer to exist, or permit
                   ---------------
     any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Agent on behalf of the Lender Parties, and (ii) in connection with (A) any Surviving Debt or
     (B) any Lien permitted by Section 6.02(a) hereof (so long as the applicable prohibition extends only to the property subject to such Lien).

          SECTION 6.03.  REPORTING REQUIREMENTS.  So long as any Advance shall
                         ----------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, each of NGP and the Borrower will, unless the Required Lenders shall otherwise consent in writing (or unless otherwise specified below), furnish to the Lenders:

               (a) DEFAULT NOTICE.  As soon as possible and in any event within
                   --------------
     two Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the principal accounting officer of NGP and the Borrower setting forth details of such Default and the action that NGP and the Borrower have taken and propose to take with respect thereto.

               (b) QUARTERLY FINANCIALS.  Solely in the case of NGP (except as
                   --------------------
     provided in clause (i) below), as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of NGP, Consolidated and consolidating balance sheets of NGP and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flows of NGP and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the principal accounting officer of NGP as having been prepared in accordance with GAAP, together with (i) a certificate of said officer and a certificate of the principal accounting officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement from such Persons as to the nature thereof and the action that NGP and the Borrower have taken and propose to take with respect thereto and (ii) a schedule in form satisfactory to the Agent of the computations used by NGP and the Borrower in determining compliance with the covenants contained in Sections 6.02(a), (b), (d), (e), (f) and 6.04.

               (c) ANNUAL FINANCIALS. Solely in the case of NGP (except as
                   -----------------
     provided in clause (iii) below), as soon as available and in any event within 100 days after the end of each fiscal year of NGP, a copy of the annual audit report for such year for NGP and its Subsidiaries, including therein Consolidated and consolidating balance sheets of NGP and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and Consolidated statements of cash flows of NGP and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of NGP and its Subsidiaries and the Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 6.02(a), (b), (d), (e), (f) and 6.04, and (iii) a certificate of the principal accounting officer of NGP and of the principal accounting officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement from such Persons as to the nature thereof and the action that NGP and the Borrower have taken and propose to take with respect thereto.

               (d) ANNUAL FORECASTS.  Solely in the case of NGP, as soon as
                   ----------------
     available and in any event no later than 15 days before the end of each fiscal year of NGP, forecasts prepared by management of NGP, in form reasonably satisfactory to the Agent, of (i) balance sheets and income statements on a quarterly basis and (ii) a cash flow statement on an annual basis, in each case for the fiscal year following such fiscal year then ended.

               (e) ERISA EVENTS.  Promptly and in any event within 15 Business
                   ------------
     Days after any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the principal accounting officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

               (f) PLAN TERMINATIONS.  Promptly and in any event within 5
                   -----------------
     Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

               (g) PLAN ANNUAL REPORTS.  Promptly and in any event within 15
                   -------------------
     Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

               (h) MULTIEMPLOYER PLAN NOTICES.  Promptly and in any event within
                   --------------------------
     15 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability on any Loan Party or any of its ERISA Affiliates by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

               (i) LITIGATION.  Promptly after the commencement thereof, notice
                   ----------
     of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 5.01(h).

               (j) PRESS RELEASES; SECURITIES REPORTS.  Promptly after the
                   ----------------------------------
     sending or filing thereof, copies of all (i) press releases, (ii) proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its partners or stockholders, as the case may be, and (iii) regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

               (k) CREDITOR REPORTS.  Promptly after the furnishing thereof,
                   ----------------
     copies of any default notice or other material statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 6.03.

               (l) ENVIRONMENTAL CONDITIONS.  Promptly after the occurrence
                   ------------------------
     thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or is reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could be reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (m) PARTNERSHIPS.  Promptly after the formation or acquisition of
                   ------------
     any general or limited partnership in which any Loan Party or any of its Subsidiaries is the general partner, copies of all agreements and related documents entered into by any such Person in connection therewith.

               (n) OTHER INFORMATION.  Such other information respecting the
                   -----------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party may from time to time reasonably request.

          SECTION 6.04.  FINANCIAL COVENANTS.  So long as any Advance shall
                         -------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, NGP will, unless the Required Lenders otherwise consent in writing:

               (a) CONSOLIDATED TANGIBLE NET WORTH.  Maintain at all times a
                   -------------------------------
     Consolidated Tangible Net Worth of NGP of not less than the sum of (i) $185,000,000, plus (iii) 75% of the Net Cash Proceeds of any issuance or
                   ----
     sale by NGP of any equity or other ownership interests in NGP subsequent to the date hereof.

               (b) CONSOLIDATED FUNDED DEBT TO CONSOLIDATED TOTAL CAPITALIZATION
                   -------------------------------------------------------------
     RATIO. Maintain at all times a ratio of Consolidated Funded Debt of NGP to
     -----
     Consolidated Total Capitalization of NGP of not more than 0.60 to 1.0.

               (c) FIXED CHARGE COVERAGE RATIO.  Maintain a ratio of (A)
                   ---------------------------
     Consolidated EBIDA of NGP and its Subsidiaries for each period of four consecutive fiscal quarters to (B) the sum of (i) Consolidated Interest Expense of NGP during such period plus (ii) principal amounts of all Funded
                                       ----
     Debt payable during such period by NGP and its Subsidiaries of not less than 2.50 to 1.00.


                                  ARTICLE VII
                               EVENTS OF DEFAULT

          SECTION 7.01.  EVENTS OF DEFAULT.  If any of the following events
                         -----------------
("EVENTS OF DEFAULT") shall occur and be continuing:
-------------------

               (a) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail to make any other payment under any Loan Document within 3 days after the same becomes due and payable; or

               (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) the Borrower or NGP shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(e) or (f), 6.02, 6.03 or 6.04, as applicable; or

               (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

               (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) except with respect to any such judgment or order as to which insurance coverage for all amounts in excess of $5,000,000 has been acknowledged in writing by the applicable third party insurer, there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) any material provision of any Loan Document after delivery thereof pursuant to Section 4.01 or otherwise shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

               (j) (i) any Person or two or more Persons acting in concert other than NGP or David G. Price shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of ownership interests of the Borrower (or other securities convertible into such ownership interests) representing 30% or more of the combined voting power of all ownership interests of the Borrower; or

               (k) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Loan Parties and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

               (l) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum; or

               (m) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower declare the obligation of each Lender to make Advances and of the L/C Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes and the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes and the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the
                                             --------  -------
event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of the L/C Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes and the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 7.02.  ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON
                         ------------------------------------------------
DEFAULT.  If any Event of Default shall have occurred and be continuing, the
-------
Agent may, irrespective of whether it is taking any of the actions described in
Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit to a non-interest bearing account established by the Agent for such purposes (the "L/C
                                                                          ---
CASH COLLATERAL ACCOUNT"), an amount equal to the aggregate Available Amount of
-----------------------
all Letters of Credit then outstanding (and the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and each Lender Party, a continuing security interest in all amounts at any time on deposit in the L/C Cash Collateral Account to secure all Letter of Credit Obligations from time to time outstanding). If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.


                                  ARTICLE VIII
                                   THE AGENT

          SECTION 8.01.  AUTHORIZATION AND ACTION.  Each Lender hereby appoints
                         ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes and the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the
                                                   --------  -------
Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02.  AGENT'S RELIANCE, ETC.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03.  NATIONSBANK AND AFFILIATES.  With respect to its
                         --------------------------
Commitments, the Advances made by it and the Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of their respective Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 8.04.  LENDER CREDIT DECISION.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  INDEMNIFICATION.  Each Lender severally agrees to
                         ---------------
indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any
                --------  -------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata Share of any costs and expenses payable by the Borrower under Section 9.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's share of such amount. In the case of any investigation, litigation or proceeding giving rise to any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender Party or a third party.

          SECTION 8.06.  SUCCESSOR AGENTS.  The Agent may resign at any time by
                         ----------------
giving written notice thereof to the Lender Parties, the Borrower and NGP and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent (which successor Agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Borrower and NGP, such approval not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent (which successor Agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Borrower and NGP, such approval not to be unreasonably withheld), which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such agreements, instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to evidence the succession of the successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.



                                   ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.01.  AMENDMENTS, ETC.  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Notes, nor consent to any departure by the Borrower or NGP therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and, in the case of any such amendment, the Borrower and NGP), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

provided, however, that no amendment, waiver or consent shall, unless in writing
--------  -------
and signed by all the Lenders do any of the following at any time: (i) waive any of the conditions specified in Section 4.02 or, in the case of the Initial Extension of Credit, Section 4.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or change the definition of Required Lenders, (iii) amend this
Section 9.01, (iv) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (v) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder or (vi) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (it being understood that the Required Lenders may amend or waive the provisions of Section 2.05(b)(ii)); provided further that no amendment, waiver or consent shall, unless in writing
-------- -------
and signed by the L/C Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the L/C Bank under this Agreement; and provided further that no amendment, waiver or consent shall,
               -------- -------
unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

          SECTION 9.02.  NOTICES, ETC.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 2951 28th Street, Suite 3001, Santa Monica, California 90405, Telecopier No. (310) 664-6170,
Attn: Edward R. Sause; if to NGP, at its address at 2951 28th Street, Suite 3001, Santa Monica, California 90405, Telecopier No. (310) 664-6170, Attn:
Edward R. Sause; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 901 Main Street, Dallas, Texas 75202, Telecopier No.: (214) 508-2118, Attn: Marie Lancaster, with a copy to NationsBank, 444 South Flower Street, Suite 4100, Los Angeles, California 90071-2901, Telecopier No. (213) 624-5815, Attn: Tom F. Scharfenberg; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II, III, IV or VIII shall not be effective until received by the Agent.

          SECTION 9.03.  NO WAIVER; REMEDIES.  No failure on the part of any
                         -------------------
Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  COSTS AND EXPENSES.  (a)  The Borrower agrees to pay on
                         ------------------
demand (i) all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all budgeted or agreed upon due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents, attorneys and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses,
------------------
liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement or any other Loan Document, the actual or proposed use of the proceeds of any Advance or of any Letter of Credit issued hereunder or any of the transactions contemplated hereby or by the other Loan Documents, or (ii) any acquisition or proposed acquisition or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party or its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender Party, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.06, acceleration of the maturity of the Notes and the Advances pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion and the Borrower shall reimburse the Agent or such Lender Party on demand for any amounts so paid with interest thereon at the Default Rate from the date of such demand until so reimbursed.

          SECTION 9.05.  RIGHT OF SET-OFF.  Upon (a) the occurrence and during
                         ----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified in Section 7.01 to authorize the Agent to declare the Notes and the Advances due and payable pursuant to the provisions of
Section 7.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not
             --------  -------
affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 9.06.  BINDING EFFECT.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower, NGP, the Agent and each Initial Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, NGP, the Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor NGP shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS.  (a) Each Lender may
                         ------------------------------
and, if demanded by the Borrower (which demand may only be made within 30 days after a demand by such Lender pursuant to Section 2.08 or 2.10) upon at least 10 Business Days' notice to such Lender and the Agent, will assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not
--------  -------
a varying, percentage of all rights and obligations under and in respect of its Commitment, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitment and Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000,
(iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 which shall be paid by the assignee party to such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, NGP or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "REGISTER").
                                                                  --------
The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, NGP, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, NGP or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and NGP. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment and Advances assumed by it hereunder pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Advances hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment and Advances retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations
                      --------  -------
under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, NGP, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation; and provided further that no Lender may sell participations to Persons known to be
-------- -------
competitors of the Borrower in the business of owning, leasing and otherwise operating golf courses.

          (f) Any Lender may, in connection with any participation or assignment or proposed participation or assignment pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Loan Party furnished to such Lender by or on behalf of the Borrower, NGP or any other Loan Party; provided, however, that, prior to
                                              --------  -------
any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08.  GOVERNING LAW.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of California.

          SECTION 9.09.  EXECUTION IN COUNTERPARTS.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10.  CONFIDENTIALITY.  Neither the Agent nor any Lender
                         ---------------
Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis in accordance with Section 9.07(f), (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 9.11.  NO LIABILITY OF THE L/C BANK.  The Borrower assumes all
                         ----------------------------
risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the L/C Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the L/C Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have
                                            ------
a claim against the L/C Bank, and the L/C Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the L/C Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the L/C Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.12.  WAIVER OF JURY TRIAL.   EACH OF THE BORROWER, NGP, THE
                         --------------------
AGENT AND EACH LENDER PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, ANY LETTER OF CREDIT OR THE ACTIONS OF THE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       NATIONAL GOLF OPERATING
                                       PARTNERSHIP, L.P., a Delaware limited
                                       partnership

                                       By:  NATIONAL GOLF PROPERTIES,
                                            INC., its General Partner


                                            By:  Edward R. Sause
                                                 ---------------
                                            Title:  Executive Vice President,
                                                     Chief Finanacial Officer
                                                     and Secratery

                                       NATIONAL GOLF PROPERTIES, INC.


                                       By: Edward R. Sause
                                           ---------------
                                       Title:  Executive Vice President,
                                                Chief Finanacial Officer
                                                and Secretary

                                       NATIONSBANK OF TEXAS, N.A.,
                                        as Agent

                                       By:  Tom F. Scharfenberg
                                            -------------------
                                            Title:  Senior Vice President


                                       Initial Lenders
                                       ---------------


                                       NATIONSBANK OF TEXAS, N.A.

                                       By:  Tom F. Scharfenberg
                                            -------------------
                                            Title:  Senior Vice President


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION

                                       By:  Kathleen S. Outcalt
                                            -------------------
                                            Title:  Vice President

                                       SUMITOMO BANK OF CALIFORNIA

                                       By:  Matthew Van Steenhuvse
                                            ----------------------
                                            Title:  Vice President


                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:  Thomas D. Nations
                                            -----------------
                                            Title:  Vice President

                                   EXHIBIT C
                                PROMISSORY NOTE

$____________                                      Dated:  ______ __, ____


          FOR VALUE RECEIVED, the undersigned, NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "BORROWER"), HEREBY
                                                        --------
PROMISES TO PAY to the order of __________________________________ (the

"LENDER") for the account of its Applicable Lending Office (as defined in the
 ------
Credit Agreement referred to below) the aggregate principal amount of the Revolving Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date (as defined in such Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Section 2.09(a) of the Credit Agreement. Each Revolving Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that any failure to make such
                      --------  -------
endorsement on such grid shall in no way alter, impair or limit the Borrower's obligations hereunder.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of April 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Borrower, National Golf Properties, Inc., the
     ----------------
Lender and certain other lenders parties thereto, and NationsBank of Texas, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of certain revolving advances (the "REVOLVING ADVANCES") by the Lender to the Borrower from time to time in an
      ------------------
aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                    NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                    By:  NATIONAL GOLF PROPERTIES, INC.,
                                         its General Partner

                                         By:_________________________________
                                         Title:


                                                ADVANCES AND PAYMENTS OF PRINCIPAL
=============================================================================================================
                                             Amount of Principal            Unpaid Principal       Notation
     Date     Amount of Advance                Paid or Prepaid                   Balance            Made By
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
=============================================================================================================

                                                                       EXHIBIT E

                                  NGP GUARANTY

          GUARANTY dated as of April 25, 1997 (as amended, supplemented or otherwise modified from time to time, this "GUARANTY") made by NATIONAL GOLF
                                            --------
PROPERTIES, INC., a Maryland corporation (the "GUARANTOR"), in favor of the
                                               ---------
financial institutions from time to time party to the Credit Agreement referred to below as Lender Parties and NationsBank of Texas, N.A., as agent for such Lender Parties (in such capacity, together with any successor appointed pursuant to Article VIII of the Credit Agreement, the "AGENT"; the Agent and such Lender
                                              -----
Parties are each referred to individually herein as a "GUARANTEED PARTY" and are
                                                       ----------------
collectively referred to herein as the "GUARANTEED PARTIES").
                                        ------------------

          PRELIMINARY STATEMENT.   National Golf Operating Partnership, L.P., a
Delaware limited partnership (the "BORROWER") has entered into a Credit
                                   --------
Agreement dated as of April 25, 1997 with the Guarantor, the financial institutions from time to time party thereto as Lender Parties and NationsBank of Texas, N.A., as Agent (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT
                                                                 ------
AGREEMENT", the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined). The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances by the Lenders and the issuance of Letters of Credit by the L/C Bank under the Credit Agreement from time to time that the Guarantor execute and deliver this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and the L/C Bank to issue Letters of Credit under the Credit Agreement from time to time, the Guarantor hereby agrees as follows:

          SECTION 1.  GUARANTY.  The Guarantor hereby unconditionally and
                      --------
irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit), interest, fees, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and
                                                   ----------------------
agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

          SECTION 2.  GUARANTY ABSOLUTE.  The Guarantor guarantees that the
                      -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any other Guaranteed Party with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the

Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the partnership or corporate structure, as the case may be, or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of any Guaranteed Party to disclose to the Borrower or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Guaranteed Party (the Guarantor hereby waives any duty on the part of any Guaranteed Party to disclose such information); or

          (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 3.  WAIVERS AND ACKNOWLEDGMENTS.  (a)  The Guarantor hereby
                      ---------------------------
waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

          (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          SECTION 4.  SUBROGATION.  The Guarantor agrees that it will not
                      -----------
exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Guaranteed Party against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and
(iii) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Agent and the other Guaranteed Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and
(iii) the Termination Date shall have occurred and all Bank Hedge Agreements shall have expired or terminated, the Agent and the other Guaranteed Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

          SECTION 5.  PAYMENTS FREE AND CLEAR OF TAXES, ETC.  (a)  Any and all
                      --------------------------------------
payments made by the Guarantor hereunder shall be made, in accordance with
Section 2.10 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future Other Taxes.

          (c) The Guarantor will indemnify the Agent and each other Guaranteed Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such other Guaranteed Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Agent, at its address referred to in the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this Section 5(d) and
Section 5(e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have
                         -------------       --------------------
the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Upon the reasonable request in writing of the Guarantor, each Guaranteed Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it became a Guaranteed Party in the case of each other Guaranteed Party, and from time to time thereafter upon the reasonable request in writing by the Guarantor (but only so long thereafter as such Guaranteed Party remains lawfully able to do so), provide the Agent and the Guarantor with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Guaranteed Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. If the form provided by a Guaranteed Party at the time such Guaranteed Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Guaranteed Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of
                                   --------  -------
the Assignment and Acceptance pursuant to which a Guaranteed Party assignee becomes a party to the Credit Agreement, the Guaranteed Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Guaranteed Party assignee on such date. If any form or document referred to in this Section 5(e) and requested by the Guarantor pursuant to this Section 5(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Guaranteed Party reasonably considers to be confidential, the Guaranteed Party shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Guaranteed Party has failed to provide the Guarantor following the Guarantor's request therefor pursuant to
Section 5(e) above with the appropriate form described in Section 5(e) (other
                                                                        -----
than if such failure is due to a change in law occurring after the date on which
----
a form originally was required to be provided or if such form otherwise is not required under Section 5(e)), such Guaranteed Party shall not be entitled to indemnification under Section 5(a) or Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Guaranteed Party become
                      --------  -------
subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take such steps as such Guaranteed Party shall reasonably request to assist such Guaranteed Party to recover such Taxes.

          (g) Any Guaranteed Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Guaranteed Party, be otherwise disadvantageous to such Guaranteed Party.

          (h) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby
                      ------------------------------
represents and warrants as follows:

          (a) This Guaranty has been, and each of the other Loan Documents to which the Guarantor is a party have been, duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (b) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (c) The Guarantor has, independently and without reliance upon the Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

          (d) All financial statements and other financial information furnished or to be furnished to the Agent or any other Guaranteed Party are or will be true and do or will fairly represent the financial condition of the Guarantor (including contingent liabilities).

          (e) There has been no material adverse change in the Guarantor's and its Subsidiaries' taken as a whole condition (financial or otherwise), business, operations or prospects since December 31, 1996.

          SECTION 7.  COVENANT.   The Guarantor covenants and agrees that, so
                      --------
long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform and observe, and will cause its Subsidiaries and the Borrower and each of the Borrower's Subsidiaries to perform and observe, all of the terms, covenants and agreements that the Loan Documents state that the Guarantor or the Borrower or any other Loan Party, as the case may be, is to perform or observe or that the Guarantor or the Borrower is to cause any Loan Party's Subsidiaries to perform or observe.

          SECTION 8.  AMENDMENTS, ETC.  No amendment or waiver of any provision
                      ----------------
of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders and, in the case of any such amendment, by the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by all of the Lender Parties (or by the Agent with the consent or at the direction of all of the Lender Parties), (i) further reduce or limit the liability of the Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) change the number or percentage of Lender Parties required to take any action hereunder.

          SECTION 9.  NOTICES, ETC.  All notices and other communications
                      -------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at its address set forth in the Credit Agreement, if to the Agent or any other Guaranteed Party, at its address specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

          SECTION 10.  NO WAIVER; REMEDIES.  No failure on the part of the Agent
                       -------------------
or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.  RIGHT OF SET-OFF.  Upon (a) the occurrence and during the
                       ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Agent to declare the Advances and the Notes due and payable pursuant to the provisions of said Section 7.01, each Guaranteed Party and each of its Affiliates is hereby authorized, by the Guarantor, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Guaranteed Party agrees promptly to notify the Guarantor after any such set-off and application;

provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application. The rights of each Guaranteed Party and its Affiliates under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Guaranteed Party and its Affiliates may have.

          SECTION 12.  INDEMNIFICATION.  Without limitation on any other
                       ---------------
Obligations of the Guarantor or remedies of the Guaranteed Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

          SECTION 13.  CONTINUING GUARANTY; ASSIGNMENT UNDER THE CREDIT
                       ------------------------------------------------
AGREEMENT.  This Guaranty is a continuing guaranty and shall (i) remain in full
---------
force and effect until the latest of (A) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (B) the Termination Date, and (C) the expiration or termination of all Bank Hedge Agreements, (ii) be binding upon the Guarantor, its successors and assigns and
(iii) inure to the benefit of and be enforceable by the Agent and the other Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement.

          SECTION 14.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
                       -------------------------------------------------------
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

          (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or federal court of the United States of America sitting in Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

          (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court.
The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    NATIONAL GOLF PROPERTIES, INC.


                                    By: /s/ Edward R. Sause
                                        -------------------------------
                                    Title:  Executive Vice
                                            Chief Financial Officer and
                                            Secretary

                                   EXHIBIT F

                              SUBSIDIARY GUARANTY

          GUARANTY dated as of [___________], [_____] (as amended, supplemented or otherwise modified from time to time, this "Guaranty") made by
                                               --------
[_____________________________] [and] [_________________________] ([each] a

"Subsidiary Guarantor" and, together with any future Subsidiary Guarantors (as
---------------------
defined in the Credit Agreement referred to below) of the Borrower (as hereinafter defined) that agrees to be bound by the terms hereof, each a

"Guarantor" and, collectively, the "Guarantors"),  in favor of the financial
----------                          ----------
institutions from time to time party to the Credit Agreement referred to below as Lender Parties and NationsBank of Texas, N.A., as agent for such Lender Parties (in such capacity, together with any successor appointed pursuant to
Article VIII of the Credit Agreement, the "Agent"; the Agent and such Lender
                                           -----
Parties are each referred to individually herein as a "Guaranteed Party" and are
                                                       ----------------
collectively referred to herein as the "Guaranteed Parties").
                                        ------------------

          PRELIMINARY STATEMENT.   National Golf Operating Partnership, L.P., a
Delaware limited partnership (the "Borrower") has entered into a Credit
                                   --------
Agreement dated as of April 25, 1997 with National Golf Properties, Inc., a Maryland corporation and the general partner of the Borrower, the financial institutions from time to time party thereto as Lender Parties and NationsBank of Texas, N.A., as Agent (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit
                                                                 ------
Agreement", the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined). Each Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances by the Lenders and the issuance of Letters of Credit by the L/C Bank under the Credit Agreement from time to time that each Subsidiary Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances and the L/C Bank to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor hereby agrees as follows:

          Section 1.  Guaranty; Limitation of Liability.  (a)  Each Guarantor
                      ---------------------------------
hereby unconditionally and irrevocably guarantees, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit), interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and
                             ----------------------
all expenses (including counsel fees and expenses) incurred by the Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

          (b) Any provision of this Guaranty to the contrary notwithstanding, the liability of each Guarantor under this Guaranty shall be limited to the lesser of

          (i) such maximum aggregate amount as would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of any state or foreign law having similar effect; and

          (ii) the aggregate amount of all Investments in, or other sales or transfers of assets or property to, such Guarantor by or on behalf of the Borrower.

          SECTION 2.  Guaranty Absolute.  Each Guarantor guarantees that the
                      -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any other Guaranteed Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty is joint and several and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the partnership or corporate structure, as the case may be, or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of the Guaranteed Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Guaranteed Party (each Guarantor hereby waiving any duty on the part of any Guaranteed Party to disclose such information); or

          (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3.  Waivers and Acknowledgments.  (a)  Each Guarantor hereby
                      ---------------------------
waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

          (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          SECTION 4.  Subrogation.  Each Guarantor agrees that it will not
                      -----------
exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Guaranteed Party against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date, and (iii) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Agent and the other Guaranteed Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any

Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred and all Bank Hedge Agreements shall have expired or terminated, the Agent and the other Guaranteed Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          Section 5.  Payments Free and Clear of Taxes, Etc.  (a)  Any and all
                      --------------------------------------
payments made by any Guarantor hereunder shall be made, in accordance with
Section 2.10 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes.

          (c) Each Guarantor will indemnify the Agent and each other Guaranteed Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such other Guaranteed Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor will furnish to the Agent, at its address referred to in the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or on behalf of any Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this
Section 5(d) and Section 5(e), the terms "United States" and "United States
                                          -------------       -------------
person" shall have the meanings specified in Section 7701 of the Internal
------
Revenue Code.

          (e) Upon the reasonable request in writing of any Guarantor, each Guaranteed Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it became a Guaranteed Party in the case of each other Guaranteed Party, and from time to time thereafter upon the reasonable request in writing by any

Guarantor (but only so long thereafter as such Guaranteed Party remains lawfully able to do so), provide the Agent and such Guarantor with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Guaranteed Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. If the form provided by a Guaranteed Party at the time such Guaranteed Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Guaranteed Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance
      --------  -------
pursuant to which a Guaranteed Party assignee becomes a party to the Credit Agreement, the Guaranteed Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Guaranteed Party assignee on such date. If any form or document referred to in this Section 5(e) and requested by any Guarantor pursuant to this Section 5(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Guaranteed Party reasonably considers to be confidential, the Guaranteed Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Guaranteed Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to
Section 5(e) above with the appropriate form described in Section 5(e) (other
                                                                        -----
than if such failure is due to a change in law occurring after the date on which
----
a form originally was required to be provided or if such form otherwise is not required under Section 5(e)), such Guaranteed Party shall not be entitled to indemnification under Section 5(a) or Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Guaranteed Party become
                      --------  -------
subject to Taxes because of its failure to deliver a form required hereunder, each Guarantor shall take such steps as such Guaranteed Party shall reasonably request to assist such Guaranteed Party to recover such Taxes.

          (g) Any Guaranteed Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Guaranteed Party, be otherwise disadvantageous to the Guaranteed Party.

          (h) Without prejudice to the survival of any other agreement of any Guarantor hereunder or under any other Loan Document, the agreements and obligations of each Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

          SECTION 6.  Representations and Warranties.  Each Guarantor hereby
                      ------------------------------
represents and warrants as follows:

          (a) Such Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Guarantor's charter or by-laws,
(ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
(iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any of its Subsidiaries.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Guarantor of this Guaranty or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby and thereby or (ii) the exercise by the Agent or any Lender Party of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

          (d) This Guaranty has been, and each of the other Loan Documents to which such Guarantor is a party have been, duly executed and delivered by such Guarantor and constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (f) Such Guarantor has, independently and without reliance upon the Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

          Section 7.  Covenants.  So long as any part of the Guaranteed
                      ---------
Obligations shall remain unpaid or any Lender shall have any Commitment, each Guarantor agrees that if, under the terms of the Credit Agreement, the Borrower is required to cause such Guarantor or any of such Guarantor's Subsidiaries to take, or to refrain from taking, any action, or to comply with any requirements, obligations, limitations or restrictions contained therein, in each case whether individually or together with any other Loan Parties, such Guarantor shall, and shall cause each of its Subsidiaries to, take or refrain from taking (as the case may be) any such action and comply with all such requirements, obligations, limitations and restrictions.

          Section 8.  Amendments, etc.  (a)  No amendment or waiver of any
                      ----------------
provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent (with the consent or at the direction of the Required Lenders except as provided in this Section 8) and, in the case of any such amendment, by each Guarantor (except as set forth in Section 8(b)), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment,
                                      --------  -------
waiver or consent shall, unless in writing and signed by all of the Lenders (or by the Agent with the consent or at the direction of all of the Lenders), (i) further reduce or limit the liability of any Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) change the number or percentage of Lenders required to take any action hereunder.

          (b) Upon the execution and delivery to the Agent by any Person of an Amendment to Guaranty in substantially the form of Exhibit H to the Credit Agreement (each, an "Amendment to Guaranty"), which Amendment to Guaranty need
                     ---------------------
not be executed by any other Guarantor, and the acceptance thereof by the Agent, such Person shall be and become a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall include such Person and each reference in any other Loan Document to a "Guarantor" or a "Loan Party" shall include such Person.

          Section 9.  Notices, Etc.  All notices and other communications
                      -------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it at its address set forth on the applicable signature page hereto or set forth in the Amendment to Guaranty pursuant to which such Guarantor became a Guarantor, if to the Agent or any other Guaranteed Party, at its address specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

          Section 10.  No Waiver; Remedies.  No failure on the part of the
                       -------------------
Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11.  Right of Set-Off.  Upon (a) the occurrence and during the
                       ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Agent to declare the Advances and the Notes due and payable pursuant to the provisions of said Section 7.01, each Guaranteed Party and each of its Affiliates is hereby authorized, by each Guarantor, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party or such Affiliate to or for the credit or the account of such Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Guaranteed Party agrees promptly to notify the applicable Guarantor after any such set-off and application; provided, however, that the
                                                  --------  -------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guaranteed Party and its Affiliates under this
Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Guaranteed Party and its Affiliates may have.

          Section 12.  Indemnification.  Without limitation on any other
                       ---------------
Obligations of any Guarantor or remedies of the Guaranteed Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

          Section 13.  Continuing Guaranty; Assignments under the Credit
                       -------------------------------------------------
Agreement.  This Guaranty is a continuing guaranty and shall (a) remain in full
---------
force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date, and (iii) the expiration or termination of all Bank Hedge Agreements, (b) be binding upon each Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Agent and the other Guaranteed Parties and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement.

          Section 14.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
                       -------------------------------------------------------
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

          (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or federal court of the United States of America sitting in Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

          (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement thereof.

          [Remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    [__________________________]

                                    By:________________________
                                    Title:

                                    Notice Address:



                                    [__________________________]

                                    By:________________________
                                    Title:

                                    Notice Address:


Accepted as of the [______] day of [__________]

NATIONSBANK OF TEXAS, N.A., as Agent


By:____________________________
Title:

                                   EXHIBIT H

                         FORM OF AMENDMENT TO GUARANTY

          This Amendment to Guaranty (this "AMENDMENT"), dated as of
                                            ---------
[___________], [_______], relates to the Guaranty dated as of [________________], [_____], as amended, modified and supplemented to date (as so amended, supplemented or modified, the "GUARANTY"), among the Material
                                           --------
Subsidiaries of National Golf Operating Partnership, L.P., a Delaware limited partnership (the "BORROWER"), party thereto as Guarantors (collectively the
                  --------
"GUARANTORS") in favor of NationsBank of Texas, N.A., as Agent (in such
-----------
capacity, together with any successor appointed pursuant to Article VIII of the Credit Agreement referred to below, the "AGENT") and the other Guaranteed
                                         -----
Parties (as defined in the Guaranty).

          In compliance with Section 6.01(j) of the Credit Agreement dated as of April 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Borrower, National Golf Properties,
           ----------------
Inc., the Agent and the financial institutions party thereto, [NAME OF SUBSIDIARY], a [____________] corporation (the "ADDITIONAL GUARANTOR"), hereby
                                                --------------------
agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement):

          1.   AMENDMENT.  The Guaranty is hereby amended to add as a Guarantor
               ---------
thereunder the Additional Guarantor.

          2.   REPRESENTATIONS AND WARRANTIES.  The Additional Guarantor
               ------------------------------
represents and warrants to the Agent and the Lender Parties that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor and is true and correct as to the Additional Guarantor.

          3.   ADDITIONAL GUARANTOR AS GUARANTOR.  The Additional Guarantor (a)
               ---------------------------------
assumes all of the obligations and liabilities of a Guarantor under the Guaranty, (b) makes all of the waivers and acknowledgments of a Guarantor under the Guaranty, (c) agrees to be bound by the Guaranty as if the Additional Guarantor were an original party to the Guaranty, and (d) shall be a Guarantor for all purposes under the Loan Documents.

          4.   EFFECTIVENESS.  This Amendment shall become effective as of the
               -------------
date hereof upon the execution hereof by the Additional Guarantor and delivery hereof to, and acceptance hereof by, the Agent.

          5.   GOVERNING LAW.  This Amendment shall be governed by, and
               -------------
construed in accordance with, the laws of the State of California.

                                    [ADDITIONAL GUARANTOR]


                                    By:
                                       -----------------------------------------
                                      Title:

                                    Notice Address:

                                    --------------------------------------------

                                    --------------------------------------------

                                    Telecopier:______________
                                    Telephone: ______________
                                    Attention:_________________________________


ACCEPTED:

NATIONSBANK OF TEXAS, N.A.,
as Agent


By:  ___________________________
    Title: